Exhibit 4.3

EXECUTION VERSION

WMG ACQUISITION CORP., as Issuer

and

the Guarantors, if any, from time to time parties hereto,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

INDENTURE

DATED AS OF APRIL 9, 2014

PROVIDING FOR THE ISSUANCE OF NOTES IN SERIES

i

v

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I

Form of Initial Note

Form of Legend for Restricted Notes

Form of Exchange Note

Form of Legend for Global Note

Form of Transfers to Non-QIB Accredited Investors Certificate

Form of Regulation S Certificate

Form of OID Legend

Form of Supplemental Indenture Establishing a Series of Notes

Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

	CROSS-REFERENCE TABLE
Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	7.10
§ 311	(a)	7.11
	(b)	7.11
	(b)(2)	7.06
§ 312	(a)	2.06
	(b)	2.06, 11.03
	(c)	2.06, 11.03
§ 313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
§ 314	(a)	4.17
	(a)(4)	11.04, 4.06
	(b)	Not Applicable
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	11.05
§ 315	(a)	7.01
	(b)	7.05, 7.06
	(c)	7.01
	(d)	7.01
	(d)(1)	7.01
	(d)(2)	7.01
	(d)(3)	6.05
	(e)	6.11

§ 316	(a)	6.05, 6.04
	(a)(1)(A)	6.02, 6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(b)	6.07
	(c)	1.03
§ 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
§ 318	(a)	11.05

This cross-reference table shall not for any purpose be deemed to be part of this Indenture.

INDENTURE, dated as of April 9, 2014 (as amended, supplemented, waived or otherwise modified from time to time, this “Indenture”), among WMG ACQUISITION CORP., a Delaware corporation, as issuer, the Guarantors, if any, from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of Notes of any series thereof.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

Set forth below are certain defined terms used in this Indenture.

“2011 Transactions” means the “Transactions” as defined under the Existing Unsecured Indenture.

“2012 Transactions” means the “Transactions” as defined under the Existing Secured Indenture.

“Access Investors” means, collectively: (i) Mr. Len Blavatnik; (ii) immediate family members (including spouses and direct descendants) of the Person described in clause (i); (iii) any trusts created for the benefit of the Persons described in clause (i) or (ii) or any trust for the benefit of any such trust; (iv) in the event of the incompetence or death of any Person described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Issuer or any direct or indirect parent company of the Issuer; (v) any of his or their Affiliates (each of the Persons described in clauses (i) through (v), an “Access Party”); and (vi) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any of the Access Parties is a member; provided that in the case of clause (vi) and without giving effect to the existence of such group or any other group, Access Parties, collectively, have beneficial ownership, directly or indirectly, of a majority of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent of the Issuer held by such group.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means any notes issued under this Indenture in addition to the Original Notes (other than any Notes issued pursuant to Section 2.07, 2.08, 2.11, 2.16(c), 2.16(d) or 3.06).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or any Paying Agent.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Applicable Premium” when used with respect to any series of Notes, means the “Applicable Premium” as such term is defined in the Notes Supplemental Indenture establishing such series of Notes. Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Asset Sale” means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and lease-back) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary, other than Preferred Stock of a Restricted Subsidiary issued in compliance with Section 4.10 (whether in a single transaction or a series of related transactions), in each case, other than:

(1) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business, dispositions of property or assets no longer used or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries and dispositions of Equity Interests received as consideration under contracts entered into in the ordinary course of business with digital service providers and other service providers;

(2) (a) the disposition of all or substantially all of the assets of the Issuer and its Subsidiaries in a manner permitted pursuant to, and as defined in, Section 5.01 or (b) any disposition that constitutes a Change of Control pursuant to this Indenture;

(3) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 4.11 or the granting of a Lien permitted by Section 4.12;

(4) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

(5) any disposition of property or assets or issuance or sale of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(6) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

(7) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (11) of the definition of “Permitted Investments”);

(8) foreclosures, condemnations or any similar actions with respect to assets;

(9) disposition of an account receivable in connection with the collection or compromise thereof;

(10) sales of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” to a Securitization Subsidiary in connection with any Qualified Securitization Financing;

(11) a transfer of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing;

(12) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(13) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including sale and lease-back transactions and asset securitizations permitted by this Indenture;

(14) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(15) the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business;

(16) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(17) the unwinding or termination of any Hedging Obligations;

(18) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(19) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole; and

(20) any sale, transfer or other disposition necessary or advisable in the good faith determination of the Issuer in order to consummate any acquisition (including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary).

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York (or any other city in which a Paying Agent maintains its office) are required or authorized by law or other governmental action to be closed.

“Capital Stock” means:

(1) in the case of a corporation, capital stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation (including, without limitation, options, warrants or other equivalents) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer or any Guarantor described in (and applied pursuant to) the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. dollars, pounds sterling, euros, or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the government or any agency or instrumentality of the United States or any member nation of the European Union having maturities of not more than 12 months from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to any Credit Agreement or with any commercial bank having capital and surplus in excess of $500,000,000;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper maturing within 12 months after the date of acquisition and having a rating of at least P-1 from Moody’s or A-1 from S&P;

(6) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of creation thereof;

(7) investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 50% or more of the total voting power of the Voting Stock of the Issuer; provided that (x) so long as the Issuer is a Subsidiary of any Parent, no Person or group shall be deemed to be or become a “beneficial owner” of 50% or more of the total voting power of the Voting Stock of the Issuer unless such Person or group shall be or become a “beneficial owner” of 50% or more of the total voting power of the Voting Stock of such Parent and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such Person is the “beneficial owner”; or

(3) the first day on which the Board of Directors of the Issuer shall cease to consist of a majority of directors who (i) were members of the Board of Directors of the Issuer on the Issue Date or (ii) were either (x) nominated for election by the Board of Directors of the Issuer, a majority of whom were directors on the Issue Date or whose election or nomination for election was previously approved by a majority of such directors, or (y) designated or appointed by a Permitted Holder.

For the purpose of this definition, with respect to any sale, lease, transfer, conveyance or other disposition of properties or assets in connection with any acquisition (including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary), the determination of whether such sale, lease, transfer, conveyance or disposition constitutes a sale of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole shall be made on a pro forma basis giving effect to such acquisition.

“Clearstream” means Clearstream Banking, société anonyme or any successor securities clearing agency.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other non-cash charges (excluding any non-cash item that represents an accrual or reserve for a cash expenditure for a future period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income for such period (including (x) amortization of original issue discount, non-cash interest payments (other than imputed interest as a result of purchase accounting and any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), the interest component of Capitalized Lease Obligations, and net payments (if any) pursuant to interest rate Hedging Obligations, but excluding (y) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees, penalties and interest relating to taxes and any “special interest” or “additional interest” with respect to other securities, and any accretion of accrued interest on discounted liabilities) and (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less (c) interest income of such Person for such period; provided, however, that Securitization Fees shall not be deemed to constitute Consolidated Interest Expense.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

(1) any net after-tax extraordinary, unusual or nonrecurring gains, losses or charges (including, without limitation, severance, relocation, transition and other restructuring costs, and any fees, expenses or charges associated with the Transactions or the Prior Transactions and any acquisition, merger or consolidation after the Reference Date) shall be excluded;

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principle(s) during such period;

(3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(4) any net after-tax gains or losses attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of such Person) shall be excluded;

(5) the Net Income for such period of any Person that is not the referent Person or a Subsidiary thereof, or that is an Unrestricted Subsidiary of the referent Person, or that is accounted for by the equity method of accounting, shall be excluded; provided that, to the extent not already included, Consolidated Net Income of the referent Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under Section 4.11(a)(3), the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not permitted at the date of determination without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) solely for purposes of determining the amount available for Restricted Payments under Section 4.11(a)(3), the amount equal to any reduction in current taxes recognized during the applicable period by the Issuer and its Restricted Subsidiaries as a direct result of deductions arising from (A) the amortization allowed under Section 167 or 197 of the Code for the goodwill and other intangibles arising from the Transactions or the Prior Transactions and (B) employee termination and related restructuring reserves established pursuant to purchase accounting for the two-year period commencing with the Issue Date, in each case, will be included in the calculation of “Consolidated Net Income” so long as such addition will not result in double-counting;

(8) any non-cash impairment charges resulting from the application of ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising from the application of ASC 805 (formerly Financial Accounting Standards Board Statement No. 141), shall be excluded;

(9) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs shall be excluded;

(10) any net after-tax gains or losses attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument and including, in each case, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, shall be excluded;

(12) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions or the Prior Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded;

(13) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of the insurable event (with a deduction for any amount so added back to the extent not so reimbursed within such 365-day period), expenses with respect to liability or casualty events or business interruption shall be excluded;

(14) any non-cash gain or loss resulting from mark-to-market accounting relating to Hedging Obligations or other derivative instruments shall be excluded; and

(15) any unrealized currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any loss or gain resulting from Hedging Obligations for currency exchange risk) shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.11(a)(3)(a), there shall be excluded from Consolidated Net Income any income from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments by the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.11(a)(3)(d).

“Consolidated Tangible Assets” means, with respect to any Person, the consolidated total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less all goodwill, trade names, trademarks, patents, organization expense and other similar intangibles properly classified as intangibles in accordance with GAAP, in each case reflected on the consolidated balance sheet of such Person as at the end of the most recently ended fiscal quarter of such Person for which such a balance sheet is available (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith. Unless the context otherwise requires, “Consolidated Tangible Assets” shall mean the Consolidated Tangible Assets of the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer or such Guarantor after the Issue Date.

“Corporate Trust Office” means the corporate trust office of the Trustee located at Sixth Street and Marquette Avenue, MAC N9311-110, Minneapolis, Minnesota 55479, Attention: Corporate Trust Department, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.

“Credit Agreement” means (a) the Senior Term Loan Facility, (b) the Senior Revolving Credit Facility and (c) if so designated by the Issuer, and so long as Indebtedness incurred thereunder does not constitute Subordinated Indebtedness, one or more debt facilities, commercial paper facilities or series of notes documented in one or more agreements or indentures, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as each may be amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors or otherwise, and except for any such agreement or indenture that expressly provides that it is not a Credit Agreement), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Designated Noncash Consideration” means the fair market value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of, or collection or payment on, such Designated Noncash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent company of the Issuer (other than Disqualified Stock) that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.11(a)(3).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies, or their respective estates, spouses and former spouses, in each case pursuant to any stock subscription or shareholders’

agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or any of its Subsidiaries or any of its direct or indirect parent companies or employee investment vehicles.

“Domestic Subsidiary” means any Subsidiary of the Issuer that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(x) increased (without duplication) by the following, in each case to the extent deducted (and not added back) in calculating Consolidated Net Income for such period:

(1) provision for taxes based on income, profits or capital, plus franchise or similar taxes of such Person,

(2) Consolidated Interest Expense of such Person, plus amounts excluded from the calculation of Consolidated Interest Expense as set forth in subclause (y) of clause (a) in the definition thereof,

(3) Consolidated Depreciation and Amortization Expense of such Person for such period,

(4) the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees),

(5) without duplication, any other non-cash charges (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) (provided that, in the case of any such charge that represents an accrual or reserve for a cash expenditure for a future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA),

(6) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary,

(7) any net loss resulting from Hedging Obligations,

(8) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor and its Affiliates (or any accruals relating to such fees and related expenses), and any Restricted Payment made to any direct or indirect parent company of such Person intended to enable any such parent company to pay or cause to be paid such amount, during such period,

(9) Securitization Fees,

(10) without duplication, pension curtailment expenses, transaction costs and executive contract expenses incurred by affiliated entities of such Person (other than such Person and its Subsidiaries) on behalf of such Person or any of its Subsidiaries and reflected in the combined financial statements of such Person as capital contributions,

(11) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement), and

(12) any costs or expenses incurred by such Person or a Restricted Subsidiary thereof pursuant to any management equity plan or stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interest of such Person (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 4.11(a)(3);

(y) increased by the amount of net cost savings and synergies projected by such Person in good faith to result from actions taken or expected to be taken no later than twelve (12) months after the end of such period (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of the period for which EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings and synergies are reasonably identifiable and factually supportable and (B) the aggregate amount of such cost savings and synergies added pursuant to this clause (y) shall not exceed the greater of (1) $40.0 million and (2) 10.0% of EBITDA for such period (calculated prior to giving effect to any adjustment pursuant to this clause (y)); and

(z) decreased (without duplication) by the following, in each case to the extent included in calculating Consolidated Net Income for such period:

(1) non-cash gains increasing Consolidated Net Income of such Person for such period (excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges or asset valuation adjustments made in any prior period), and

(2) any net gain resulting from Hedging Obligations.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock of the

Issuer), other than (i) public offerings with respect to common stock of the Issuer or of any direct or indirect parent company of the Issuer registered on Form S-8, (ii) any such public or private sale that constitutes an Excluded Contribution or (iii) an issuance to any Subsidiary.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System as currently in effect or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means Notes containing terms substantially identical to any Initial Additional Notes of a particular series (and any Notes issued in respect of any of the foregoing Notes pursuant to Section 2.07, 2.08, 2.11, 2.16(c), 2.16(d) or 3.06)) (except that (i) such Exchange Notes may omit terms with respect to transfer restrictions and may be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon may be eliminated), that are issued and exchanged for such Initial Additional Notes as may be provided in any registration rights agreement relating to such Additional Notes and this Indenture (including any amendment or supplement hereto).

“Excluded Contribution” means (i) net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Issuer and its Restricted Subsidiaries from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock), in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 4.11(a)(3) and (ii) any Excluded Contribution (as defined under the Existing Unsecured Indenture) made and not utilized prior to the Issue Date under the Existing Unsecured Indenture.

“Existing Indebtedness” means Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Senior Credit Facilities) in existence on the Issue Date, including the Existing Secured Notes and the New Secured Notes.

“Existing Secured Indenture” means the indenture, dated as of the Reference Date (as amended, amended and restated, supplemented, waived or modified from time to time), among WMG Acquisition Corp., the guarantors from time to time parties thereto, Wells Fargo Bank, National Association, and Credit Suisse AG.

“Existing Secured Notes” means WMG Acquisition Corp.’s 6% Senior Secured Notes due 2021 and 6.25% Senior Secured Notes due 2021, in each case issued pursuant to the Existing Secured Indenture, outstanding on the Issue Date or subsequently issued in exchange for or in respect of any such notes.

“Existing Unsecured Indenture” means the indenture, dated as of July 20, 2011 (as amended, amended and restated, supplemented, waived or modified from time to time), among WMG Acquisition Corp., the guarantors from time to time parties thereto and Wells Fargo Bank, National Association.

“Existing Unsecured Notes” means WMG Acquisition Corp.’s 11.5% Senior Notes due 2018, issued pursuant to the Existing Unsecured Indenture, outstanding on the Issue Date or subsequently issued in exchange for or in respect of any such notes.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period consisting of such Person’s most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that such Person or any Restricted Subsidiary thereof incurs, issues, assumes, enters into any guarantee of, redeems, repays, retires or extinguishes any Indebtedness or issues or repays Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or concurrently with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the date of such event, the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or repayment of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above with respect to any specified Person, if any Specified Transaction has been made by such specified Person or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, the Fixed Charge Coverage Ratio shall be calculated on a pro forma basis assuming that all such Specified Transactions (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any other Person became a Restricted Subsidiary of such specified Person or was merged with or into such specified Person or any of its Restricted Subsidiaries and, since the beginning of such period, such other Person shall have made any Specified Transaction that would have required adjustment pursuant to the immediately preceding sentence if made by such specified Person or a Restricted Subsidiary thereof since the beginning of such period, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition with respect to any specified Person, whenever pro forma effect is to be given to any Specified Transaction (including the Transactions and the Prior Transactions), the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of such specified Person and may include, for the avoidance of doubt, cost savings and synergies resulting from or related to any such Specified Transaction (including the Transactions and the Prior Transactions) which is being given pro forma effect that have been or are expected to be realized and for which the actions necessary to realize such cost savings and synergies are taken or expected to be taken no later than 12 months after the date of any such Specified Transaction (in each case as though such cost savings and synergies had been realized on the first day of the applicable period). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of such specified Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as such specified Person may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense (excluding all non-cash interest expense and amortization/accretion of original issue discount in connection with the Specified Financings (including any original issue discount created by fair value adjustments to existing Indebtedness as a result of purchase accounting)) of such Person for such period, (b) all cash dividends paid, during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and (c) all cash dividends paid during such period (excluding items eliminated in consolidation) on any series of Disqualified Stock.

“Fixed GAAP Date” means the Issue Date, provided that at any time after the Issue Date, the Issuer may, by prior written notice to the Trustee, elect to change the Fixed GAAP Date to be the date specified in such notice, and upon the date of such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms” means (a) the definitions of the terms “Capitalized Lease Obligation,” “Consolidated Depreciation and Amortization Expense,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Tangible Assets,” “EBITDA,” “Fixed Charge Coverage Ratio,” “Fixed Charges,” “Indebtedness,” “Investments,” “Net Income,” “Senior Secured Indebtedness” and “Senior Secured Indebtedness to EBITDA Ratio,” (b) all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Indenture or the Notes that, at the Issuer’s election, may be specified by the Issuer by written notice to the Trustee from time to time.

“Foreign Subsidiary” means (i) any Subsidiary of the Issuer not organized under the laws of the United States, any state thereof or the District of Columbia; (ii) any Subsidiary of the Issuer organized under the laws of the United States, any state thereof or the District of Columbia if all or substantially all of the assets of such Subsidiary consist of equity or debt of one or more Subsidiaries described in clause (i) or this clause (ii); or (iii) any Subsidiary of a Subsidiary described in clause (i) or (ii).

“Freely Tradable” means Notes that are freely tradable pursuant to Rule 144 under the Securities Act without the need for current public information or compliance with other requirements of Rule 144 and with respect to which the Issuer has enabled Holders of the Initial Notes to have the restrictive legend removed from the Initial Notes and which no longer bear a restricted CUSIP and/or ISIN number, as applicable.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following sentence. If at any time the Commission permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Issuer may elect, by written notice to the Trustee, to use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for all periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Government Securities” means securities that are

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities

Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by a Guarantor in accordance with the provisions of this Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantor” means any Subsidiary of the Issuer that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Subsidiary from its Guarantee in accordance with this Indenture, such Subsidiary shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means WMG Holdings Corp., a Delaware corporation and the direct parent of the Issuer, and any successor in interest thereto.

“Holdings Notes” means Holdings’ 13.75 % Senior Notes due 2019 issued on July 20, 2011, or subsequently issued in exchange for or in respect of any such notes (the “Initial Holdings Notes”), and any Indebtedness that serves to extend, replace, refund, refinance, renew or defease any Initial Holdings Notes, provided that such Indebtedness extending, replacing, refunding, refinancing, renewing or defeasing such Initial Holdings Notes shall not be in a principal amount (or, if issued with original issue discount, an aggregate issue price) in excess of the principal amount of, and premium, if any, and accrued interest on, the Initial Holdings Notes plus any fees, premiums, underwriting discounts, costs and expenses relating to such extension, replacement, refunding, refinancing, renewal or defeasance.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the Commission, as the case may be), as in effect from time to time.

“Indebtedness” means, with respect to any Person,

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent,

(i) in respect of borrowed money,

(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof),

(iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case, accrued in the ordinary course of business, and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and if not paid, after becoming due and payable; or

(iv) representing the net obligations under any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b) Disqualified Stock of such Person,

(c) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and

(d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by such Person) and (B) the amount of such Indebtedness of such other Persons;

provided, however, that Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money shall be deemed not to constitute Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act (and any Notes issued in respect of any of the foregoing Notes pursuant to Section 2.07, 2.08, 2.11, 2.16(c), 2.16(d) or 3.06).

“Initial Notes” means the Issuer’s 6.750% Senior Notes due 2022 issued on the Issue Date pursuant to the first Notes Supplemental Indenture in an aggregate principal amount of $660,000,000 (and any Notes issued in respect thereof pursuant to Section 2.07, 2.08, 2.11, 2.16(c), 2.16(d) or 3.06).

“Initial Purchasers” means with respect to the Initial Notes, Credit Suisse Securities (USA) LLC, Barclays Capital Inc., UBS Securities LLC, Nomura Securities International, Inc. and Macquarie Capital (USA) Inc.

“Interest” with respect to the Notes, means interest on the Notes and, except for purposes of Article 9, special interest pursuant to the terms of any Note.

“Interest Payment Date” means, when used with respect to any Note and any installment of interest thereon, the stated maturity of such installment of interest as set forth in such Note.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers, employees, directors and consultants in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.11, (i) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer; and (iii) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Issue Date ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors of the Issuer in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Issuer and the Restricted Subsidiaries immediately after such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means April 9, 2014.

“Issuer” means WMG Acquisition Corp., a Delaware corporation, and any successor in interest thereto.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Agreement” means the Management Agreement, dated as of July 20, 2011, by and among Warner Music Group Corp., Holdings and the Sponsor and/or its Affiliates, as the same may be amended, supplemented, waived or otherwise modified from time to time, provided that the Management Agreement as so amended, supplemented, waived or otherwise modified (other than in the case of an amendment to effect the Issuer becoming a party to or otherwise bound by the Management Agreement) is not materially less advantageous to the Holders in the good faith judgment of the Board of Directors of the Issuer than the Management Agreement as in effect on the Issue Date.

“Maturity Date” when used with respect to any series of Notes, means the “Maturity Date” as such term is defined in the Notes Supplemental Indenture establishing such series of Notes.

“Maximum Management Fee Amount” means the greater of (x) $6.0 million plus, in the event that the Issuer acquires (including by consolidation or merger), directly or indirectly, any business, entity or operations following the Reference Date, an amount equal to 1.5% of the positive EBITDA of such acquired business, entity or operations (as determined by the Sponsor in its sole discretion) for the most recent four fiscal quarters prior to such acquisition for which internal financial statements are available as at the date of such acquisition and (y) 1.5% of EBITDA of the Issuer for the most recently completed fiscal year.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Music Publishing Business” means the subsidiaries and assets constituting the music publishing segment, as defined in the financial statements of the Issuer. At any point in time in which music publishing is not a reported segment of the Issuer, “Music Publishing Business” shall refer to the business that was previously included in this segment.

“Music Publishing Sale” means the sale of all or substantially all of the Music Publishing Business, which, for the avoidance of doubt, may include assets constituting a portion of the Recorded Music Business not to exceed 10.0% of the total assets constituting the Recorded Music Business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale, net of the costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied or required to be applied to the repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale (including in respect of principal, premium, if any, and interest) or that is required to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Secured Notes” means WMG Acquisition Corp.’s 5.625% Senior Secured Notes due 2022, issued pursuant the Existing Secured Indenture on the Issue Date or subsequently issued in exchange for or in respect of any such notes.

“Non-Recourse Acquisition Financing Indebtedness” means any Indebtedness incurred by the Issuer or any Restricted Subsidiary to finance the acquisition, exploitation or development of assets (including directly or through the acquisition of entities holding such assets) not owned by the Issuer or any of its Restricted Subsidiaries prior to such acquisition, exploitation or development, which assets are used for the creation or development of Product for the benefit of the Issuer, and in respect of which the Person to whom such Indebtedness is owed has no recourse whatsoever to the Issuer or any of its Restricted Subsidiaries for the repayment of or payment of such Indebtedness other than recourse to the acquired assets or assets that are the subject of such exploitation or development for the purpose of enforcing any Lien given by the Issuer or such Restricted Subsidiary over such assets, including the receivables, inventory, intangibles and other rights associated with such assets and the proceeds thereof.

“Non-Recourse Product Financing Indebtedness” means any Indebtedness incurred by the Issuer or any Restricted Subsidiary solely for the purpose of financing (whether directly or through a partially-owned joint venture) the production, acquisition, exploitation, creation or development of items of Product produced, acquired, exploited, created or developed after the Issue Date (including any Indebtedness assumed in connection with the production, acquisition, creation or development of any such items of Product or secured by a Lien on any such items of Product prior to the production, acquisition, creation or development thereof) where the recourse of the creditor in respect of that Indebtedness is limited to Product revenues generated by such items of Product or any rights pertaining thereto and where the Indebtedness is unsecured save for Liens over such items of Product or revenues and such rights and any extension, renewal, replacement or refinancing of such Indebtedness. “Non-Recourse Product Financing Indebtedness” excludes, for the avoidance of doubt, any Indebtedness raised or secured against Product where the proceeds are used for any other purposes.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes” means the Initial Notes, the Exchange Notes, any Additional Notes and any notes issued in respect thereof pursuant to Section 2.07, 2.08, 2.11, 2.16(c), 2.16(d) or 3.06.

“Notes Supplemental Indenture” means a Supplemental Indenture pursuant to which the Issuer issues Notes in accordance with Section 2.01, which may be substantially in the form attached hereto as Exhibit H, or in such other form as the Issuer may determine in accordance with Section 2.01.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Circular” means the offering circular of the Issuer dated March 26, 2014 relating to the offering of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary of the Issuer or of a Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Guarantor by an Officer of such Guarantor, who is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or such Guarantor, as applicable, that meets the requirements set forth in this Indenture.

“OID Legend” means the legend set forth in Exhibit G to be placed on all Notes issued under this Indenture that have more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, a Guarantor or the Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Parent” means any of Holdings, Warner Music Group Corp. (and any successor in interest thereto), Airplanes Music LLC (and any successor in interest thereto), any Other Parent, and any other Person that is a Subsidiary of Holdings, Warner Music Group Corp. (and any successor in interest thereto), Airplanes Music LLC (and any successor in interest thereto) or any Other Parent and of which the Issuer is a Subsidiary. As used herein, “Other Parent” means a Person of which the Issuer becomes a Subsidiary after the Issue Date, provided that either (x) immediately after the Issuer first becomes a Subsidiary of such Person, more than 50.0% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50.0% of the Voting Stock of a Parent of the Issuer immediately prior to the Issuer first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Issuer first becoming a Subsidiary of such Person.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Permitted Business Assets or a combination of Permitted Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 4.13.

“Permitted Business” means the media and entertainment business and any services, activities or businesses incidental or directly related or similar thereto, any line of business engaged in by the Issuer or any of its Restricted Subsidiaries on the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Business Assets” means assets (other than Cash Equivalents) used or useful in a Permitted Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Permitted Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Permitted Holders” means (i) the Access Investors; (ii) Edgar Bronfman Jr.; (iii) any officer, director, employee or other member of the management of any Parent, the Issuer or any of their respective Subsidiaries; (iv) immediate family members (including spouses and direct descendants) of a Person described in clause (ii) or (iii); (v) any trusts created for the benefit of a Person or Persons described in clause (ii), (iii) or (iv) or any trust for the benefit of any such trust; (vi) in the event of the incompetence or death of any Person described in clause (ii), (iii) or (iv), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case, who, at any particular date, shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Issuer or any direct or indirect parent company of the Issuer; or (vii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any of the Issuer, Holdings or any of their respective direct or indirect parents. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders.

“Permitted Investments” means

(1) any Investment by the Issuer in any Restricted Subsidiary or by a Restricted Subsidiary in the Issuer or another Restricted Subsidiary;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is engaged in a Permitted Business if, as a result of such Investment, (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such Person becoming a Restricted Subsidiary or such merger, consolidation, amalgamation, transfer, conveyance or liquidation;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described in Section 4.13 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any modification, replacement, renewal or extension of any Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment or binding commitment may be increased (x) as required by the terms of such Investment or binding commitment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(6) loans and advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million in the aggregate outstanding at any one time;

(7) any investment acquired by the Issuer or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (B) in satisfaction of judgments against other Persons or (C) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under Section 4.10(b)(9);

(9) (1) loans and advances to officers, directors and employees (x) for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or (y) to fund such Person’s purchases of Equity Interests of the Issuer or any of its direct or indirect parent companies in an aggregate principal amount (net of any proceeds of such loans and advances used to purchase Equity Interests of the Issuer or contributed to the equity capital thereof) not to exceed, in the case of this clause (y), $25.0 million outstanding at any time and (2)

promissory notes of any officer, director, employee or other member of the management of any Parent, the Issuer or any of their respective Subsidiaries acquired (other than for cash) in connection with the issuance of Capital Stock of the Issuer or any Parent (including any options, warrants or other rights in respect thereof) to such Person;

(10) any advance directly or indirectly related to royalties or future profits (whether or not recouped), directly or indirectly (including through capital contributions or loans to an entity or joint venture relating to such artist(s) or writer(s)), to one or more artists or writers pursuant to label and license agreements, agreements with artists/writers and related ventures, pressing and distribution agreements, publishing agreements and any similar contract or agreement entered into from time to time in the ordinary course of business;

(11) any Investment by the Issuer or a Restricted Subsidiary in a Permitted Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (11) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of $150.0 million and 13.0% of Consolidated Tangible Assets;

(12) Investments the payment for which consists of Equity Interests of the Issuer or any of its direct or indirect parent companies or employee investment vehicles (exclusive of Disqualified Stock);

(13) guarantees (including Guarantees) of Indebtedness permitted under Section 4.10 and performance guarantees consistent with past practice or in the ordinary course of business and the creation of Liens on the assets of the Issuer or any Restricted Subsidiary in compliance with Section 4.12;

(14) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 4.14 (except transactions described in Sections 4.14(b)(2), (6) and (7));

(15) Investments by the Issuer or a Restricted Subsidiary in joint ventures engaged in a Permitted Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding, not to exceed the greater of $100.0 million and 9.0% of Consolidated Tangible Assets;

(16) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(17) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided, however, that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest;

(18) additional Investments in an aggregate amount, taken together with all other Investments made pursuant to this clause (18) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $100.0 million and (b) 9.0% of Consolidated Tangible Assets;

(19) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(20) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and similar deposits entered into in the ordinary course of business; and

(21) repurchases of the Notes, the Existing Secured Notes or the New Secured Notes.

“Permitted Liens” means the following types of Liens:

(1) deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

(2) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(3) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(4) Liens existing on property of a Person at the time such Person becomes a Subsidiary of the Issuer (or at the time the Issuer or a Restricted Subsidiary acquires such property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary); provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (4), if a Person other than the Issuer is the Successor Company with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Issuer, and any property or assets of such Person or any such Subsidiary shall be deemed acquired by the Issuer or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

(5) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.10;

(6) Liens on cash deposits or property constituting Cash Equivalents securing Hedging Obligations not prohibited by this Indenture;

(7) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8) Liens in favor of the Issuer or any Restricted Subsidiary;

(9) Liens existing on the Issue Date (other than Liens securing Indebtedness under the Senior Term Loan Agreement, the Senior Revolving Credit Agreement, the Existing Secured Notes or the New Secured Notes) and Liens to secure any Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien (A) existing on the Issue Date (other than the Senior Term Loan Agreement, the Senior Revolving Credit Agreement, the Existing Secured Notes or the New Secured Notes) or (B) referred to in clauses (3), (4) and (19)(B) of this definition; provided, however, that in each case, such Liens (x) are no less favorable to the Holders of the Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and (y) do not extend to or cover any property or assets of the Issuer or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

(10) Liens on Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” incurred in connection with any Qualified Securitization Financing;

(11) Liens for taxes, assessments or other governmental charges or levies not yet delinquent for a period of more than 30 days, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(12) judgment Liens in respect of judgments that do not constitute an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(13) pledges, deposits or other Liens under workers’ compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits or other Liens to secure public or statutory obligations, or deposits or other Liens as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other Liens securing liabilities to insurance carriers under insurance or self-insurance arrangements, in each case incurred in the ordinary course of business or consistent with past practice;

(14) Liens imposed by law, including carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not overdue by more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(15) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business;

(16) any lease, license, sublease or sublicense granted to or from any Person in the ordinary course of business that is not granted for the purpose of securing any Indebtedness of the Issuer or any Restricted Subsidiary owing to such lessee, licensee, sublessee or sublicensee;

(17) banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law and (b) such deposit account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depositary institution;

(18) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(19) (A) other Liens securing Indebtedness for borrowed money with respect to property or assets with an aggregate fair market value (valued at the time of creation thereof) of not more than $25.0 million at any time and (B) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that (x) the Lien may not extend to any other property (except for accessions to such property) owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred, (y) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (z) with respect to Capitalized Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Lease Obligations; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(20) Liens to secure Non-Recourse Product Financing Indebtedness permitted to be incurred pursuant to Section 4.10(b)(18), which Liens may not secure Indebtedness other than Non-Recourse Product Financing Indebtedness and which Liens may not attach to assets other than the items of Product acquired, exploited, created or developed with the proceeds of such Indebtedness and Liens to secure Non-Recourse Acquisition Financing Indebtedness permitted to be incurred pursuant to Section 4.10(b)(18), which Liens may not secure Indebtedness other than Non-Recourse Acquisition Financing Indebtedness and which Liens may not attach to assets other than the assets acquired, exploited, created or developed with the proceeds of such Indebtedness;

(21) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(22) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(23) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any Restricted Subsidiary that permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(24) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(25) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to Sections 4.10(b)(4) and 4.10(b)(20);

(26) Liens securing (i) Indebtedness in an aggregate principal amount (as of the date of incurrence of any such Indebtedness and after giving pro forma effect to the incurrence thereof and the application of the net proceeds therefrom (or as of the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness)), not exceeding the greater of (A) $2,275.0 million and (B) the maximum aggregate principal amount of Senior Secured Indebtedness that could be incurred without exceeding a Senior Secured Indebtedness to EBITDA Ratio for the Issuer of 4.00 to 1.00 and (ii) Revolving Credit Agreement Indebtedness not to exceed at any time outstanding $180.0 million;

(27) Liens securing (A) interest rate or currency swaps, caps or collars or other Hedging Obligations entered into to hedge the Issuer’s or any Guarantor’s exposure with respect to activities not prohibited under this Indenture and (B) obligations in respect of any overdraft and related liabilities arising from treasury, depositary and cash management services or any automated clearing house transfers of funds;

(28) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(29) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(30) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(31) Liens on the assets of a non-guarantor Subsidiary securing Indebtedness or other obligations of a non-Guarantor Subsidiary;

(32) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment; and

(33) other Liens securing obligations incurred in the ordinary course of business which obligations (at the time of incurrence thereof) do not exceed the greater of $50.0 million and 5.0% of Consolidated Tangible Assets at any one time outstanding.

For purposes of determining compliance with any U.S. dollar-denominated restriction in this definition, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of, premium, if any, and accrued interest on, the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased plus any fees, premiums, underwriting discounts, costs and expenses relating to such extension, replacement, refunding, refinancing, renewal or defeasance.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

“Prior Transactions” means the 2011 Transactions and the 2012 Transactions.

“Private Placement Legend” means the legends initially set forth on the Notes in the form set forth in Exhibit B.

“Product” means any music (including musical and audio visual recordings, musical performance, songs and compositions and also includes mail order music and activities relating or incidental to music such as touring, merchandising and artist management), music copyright, motion picture, television programming, film, videotape, digital file, video clubs, DVD manufactured or distributed or any other product produced for theatrical, non-theatrical or television release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device, whether known on or developed after the Issue Date, with respect to which the Issuer or any Restricted Subsidiary:

(1) is an initial copyright owner; or

(2) acquires (or will acquire upon delivery) an equity interest, license, sublicense or administration or distribution right.

“Purchase Money Note” means a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, from Holdings or any Subsidiary of Holdings to a Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a).

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of the Issuer in good faith.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors of the Issuer shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under a Credit Agreement or any permitted additional Pari Passu Indebtedness and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Record Date” means with respect to any series of Notes, the applicable Record Date specified in the Notes Supplemental Indenture establishing such series of Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

“Recorded Music Business” means the subsidiaries and assets constituting the recorded music segment, as defined in the financial statements of the Issuer. At any point in time in which recorded music is not a reported segment of the Issuer, Recorded Music Business shall refer to the business that was previously included in this segment.

“Recorded Music Sale” means the sale of all or substantially all of the Recorded Music Business, which, for the avoidance of doubt, may include assets constituting a portion of the Music Publishing Business not to exceed 10.0% of the total assets constituting the Music Publishing Business.

“Redemption Date,” when used with respect to any series of Notes to be redeemed, means the date fixed for such redemption pursuant to this Indenture or the Notes Supplemental Indenture establishing such series of Notes.

“Redemption Price,” when used with respect to any series of Notes to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to the Notes Supplemental Indenture establishing such series of Notes.

“Reference Date” means November 1, 2012.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form attached hereto as Exhibit F.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Note” means a Note that constitutes a “Restricted Note” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Credit Agreement Indebtedness” means Indebtedness in an aggregate principal amount not exceeding $180.0 million outstanding under the Senior Revolving Credit Agreement, including any guarantees, collateral documents and other instruments, agreements and documents executed or delivered pursuant to or in connection therewith, as the same may be refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Revolving Credit Agreement, any other revolving credit agreement, or one or more other credit or financing agreements with a revolving financing component (to the extent of such component)), and in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, and including any agreement changing maturity or increasing the Indebtedness incurred or available to be borrowed (provided that any such increase shall not be deemed to increase the $180.0 million maximum principal amount of Revolving Credit Agreement Indebtedness provided for in this definition), or otherwise altering the terms and conditions thereof.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Assets” means any accounts receivable or catalog, royalty or other revenue streams from Product subject to a Qualified Securitization Financing.

“Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by Holdings or any of its Subsidiaries pursuant to which Holdings or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether existing on the Issue Date or arising in the future) of Holdings or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by Holdings or any such Subsidiary in connection with such Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Wholly Owned Subsidiary of Holdings (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Holdings or any Subsidiary of Holdings makes an Investment and to which Holdings or any Subsidiary of Holdings transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of Holdings or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Holdings or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any other Subsidiary of Holdings (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any other Subsidiary of Holdings in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any other Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdings nor any other Subsidiary of Holdings has any material contract, agreement, arrangement or understanding other than on terms which Holdings reasonably believes to be no less favorable to Holdings or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings and (c) to which neither Holdings nor any other Subsidiary of Holdings has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Holdings or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Holdings or such other Person giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Senior Credit Facilities” means the Senior Revolving Credit Facility and the Senior Term Loan Facility.

“Senior Indebtedness” means any Indebtedness of the Issuer or any Restricted Subsidiary other than Subordinated Indebtedness.

“Senior Revolving Credit Agreement” means the credit agreement, dated as of the Reference Date, by and among the Issuer, Credit Suisse AG, as the administrative agent, and the lenders party thereto, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Senior Revolving Credit Facility” means the revolving credit facility under the Senior Revolving Credit Agreement, including any guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Senior Secured Indebtedness” means, with respect to any Person, the aggregate amount, without duplication, of Indebtedness for borrowed money of such Person as of the end of the most recently ended fiscal quarter for which internal financial statements are available plus the amount of any Indebtedness for borrowed money of such Person incurred subsequent to the end of such fiscal quarter and minus the amount of any Indebtedness for borrowed money of such Person redeemed, repaid, retired or extinguished subsequent to the end of such fiscal quarter, as determined in accordance with GAAP, secured by Liens other than Permitted Liens (excluding Permitted Liens incurred pursuant to clause (26) of the definition thereof, provided that Revolving Credit Agreement Indebtedness so secured shall be excluded from the calculation of Senior Secured Indebtedness). In addition, to the extent that any Indebtedness is incurred pursuant to Section 4.10(b)(1)(I)(B), or is secured by any Lien pursuant to clause (26)(i)(B) of the definition of “Permitted Liens”, such Indebtedness may be refinanced from time to time with other Indebtedness (including by Indebtedness refinancing any such refinancing Indebtedness) in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) not exceeding the principal amount of, and premium (if any) and accrued interest on, the Indebtedness being refinanced plus any fees, premiums, underwriting discounts, costs and expenses relating to such refinancing, and such refinancing Indebtedness may be secured by any Lien, without further compliance with the Senior Secured Indebtedness to EBITDA Ratio thereunder.

“Senior Secured Indebtedness to EBITDA Ratio” means, with respect to the Issuer, the ratio of (x) the Issuer’s Senior Secured Indebtedness, minus an amount of cash and Cash Equivalents held by the Issuer and its Restricted Subsidiaries as of the date of determination not exceeding $150.0 million, to (y) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the “Measurement Period”).

For purposes of making the computation referred to above, if any Specified Transaction has been made by the Issuer or any of its Restricted Subsidiaries during the Measurement Period or subsequent to the Measurement Period and on or prior to the date of determination of the Senior Secured Indebtedness to EBITDA Ratio, the Senior Secured Indebtedness to EBITDA Ratio shall be calculated on a pro forma basis assuming that all such Specified Transactions (and the change in EBITDA resulting therefrom) had occurred on the first day of the Measurement Period. If, since the beginning of such Measurement Period, any Person became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries and, since the beginning of such Measurement Period, such Person shall have made any Specified Transaction that would have required adjustment pursuant to the immediately preceding sentence if made by the Issuer or a Restricted Subsidiary since the beginning of such Measurement Period, then the Senior Secured Indebtedness to EBITDA Ratio shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction had occurred at the beginning of such Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to any Specified Transaction (including the Transactions and the Prior Transactions), the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer and may include, for the avoidance of doubt, cost savings and synergies resulting from or related to any such Specified Transaction (including the Transactions and the Prior Transactions) which is being given pro forma effect that have been or are expected to be realized and for which the actions necessary to realize such cost savings and synergies are taken or expected to be taken no later than 12 months after the date of any such Specified Transaction (in each case as though such cost savings and synergies had been realized on the first day of the applicable Measurement Period).

In the event that any calculation of the Senior Secured Indebtedness to EBITDA Ratio shall be made as of the date of the initial borrowing of any applicable Indebtedness after giving pro forma effect to the entire committed amount of such Indebtedness (as contemplated by Section 4.10(b)(1) and by clause (26) of the definition of “Permitted Liens”), such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with such ratio, provided that such committed amount shall be included as outstanding Indebtedness in any subsequent calculation of the Senior Secured Indebtedness to EBITDA Ratio, to the extent the commitment therefor then remains outstanding.

“Senior Term Loan Agreement” means the credit agreement, dated as of the Reference Date, by and among the Issuer, Credit Suisse AG, as the administrative agent, and the lenders party thereto, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Senior Term Loan Facility” means the term loan facility under the Senior Term Loan Agreement, including any guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Specified Financings” means the financings included in the Transactions and the Prior Transactions and this offering of the Notes.

“Specified Transaction” means (v) any designation of operations or assets of the Issuer or a Restricted Subsidiary as discontinued operations (as defined under GAAP), (w) any Investment that results in a Person becoming a Restricted Subsidiary, (x) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary in compliance with this Indenture, (y) any purchase or other acquisition of a business of any Person, of assets constituting a business unit, line of business or division of any Person or (z) any Asset Sale or other disposition (i) that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Issuer or (ii) of a business, business unit, line of business or division of the Issuer or a Restricted Subsidiary, in each case whether by merger, consolidation or otherwise.

“Sponsor” means Access Industries, Inc. and any successor in interest thereto.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings or any Subsidiary of Holdings which Holdings has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Issuer, indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.04.

“Transactions” means, collectively, any or all of the following: (i) the entry into the Indenture and the offer and issuance of the Notes, (ii) the entry into a supplement to the Secured Notes Indenture and the issuance of the New Secured Notes, (iii) the repurchase and/or repayment of the Existing Unsecured Notes, (iv) the solicitation of certain consents and related amendments with respect to the Existing Unsecured Notes and (v) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” means (i) WMG Kensington, Ltd. and its Subsidiaries, (ii) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer, (b) such designation complies with Section 4.11 and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries does not at the time of designation, and does not thereafter,

(1) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary; or

(2) own assets constituting part of the Music Publishing Business in excess of 10.0% of the total assets constituting the Music Publishing Business.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and (1) the Issuer could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by such Board of Directors shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal,

including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Acceleration Notice”	6.02
“Affiliate Transaction”	4.14
“Agent Members”	2.16
“Alternate Offer”	4.09
“Amendment”	4.15
“Applicable Premium Deficit”	8.03
“Asset Sale Offer Amount”	4.13
“Asset Sale Offer”	4.13
“Asset Sale Payment Date”	4.13
“Change of Control Offer”	4.09
“Change of Control Payment Date”	4.09
“Change of Control Payment”	4.09
“Covenant Defeasance”	8.02
“Covenant Suspension Event”	4.21
“Coverage Ratio Exception”	4.10
“DTC”	2.04
“Event of Default”	6.01
“Excess Proceeds”	4.13
“Global Notes”	2.16
“Guarantee Obligations”	10.01
“incur”	4.10
“Initial Agreement”	4.15
“Initial Lien”	4.12
“Legal Defeasance”	8.02
“Other Notes”	2.02
“Pari Passu Indebtedness”	4.13

“Permitted Debt”	4.10
“Physical Notes”	2.02
“Refinancing Agreement”	4.15
“Refinancing Indebtedness”	4.10
“Refunding Capital Stock”	4.11
“Registrar”	2.04
“Regulation S Global Notes”	2.16
“Regulation S Notes”	2.02
“Restricted Payments”	4.11
“Restricted Period”	2.16
“Retired Capital Stock”	4.11
“Reversion Date”	4.21
“Rule 144A Global Notes”	2.16
“Rule 144A Notes”	2.02
“Successor Company”	5.01
“Suspended Covenants”	4.21
“Suspension Date”	4.21
“Suspension Period”	4.21

SECTION 1.03. Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision of the TIA shall be incorporated by reference in and made a part of this Indenture if, but only if, (a) this Indenture is qualified by the Issuer under the TIA (in which case each such provision shall be incorporated by reference in and made a part of this Indenture, effective immediately upon such qualification) or (b) this Indenture expressly states that such provision of the TIA shall apply whether or not this Indenture is qualified under the TIA. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder or a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer, any Guarantor, and any successor or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) [Reserved];

(4) words in the singular include the plural, and words in the plural include the singular;

(5) words used herein implying any gender shall apply to both genders;

(6) provisions apply to successive events and transactions;

(7) “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(8) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(9) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(10) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(11) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(12) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(13) [Reserved];

(14) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

(15) any reference to a Section, Article or clause refers to such Section, Article or clause of this Indenture.

ARTICLE TWO

THE NOTES

SECTION 2.01. Amount of Notes; Issuable in Series.

The aggregate principal amount of Notes that may be authenticated and delivered and outstanding under this Indenture is not limited. The Notes may be issued from time to time in one or more series. Except as provided in Section 9.02, all Notes (including any Exchange Notes issued in exchange therefor) will vote (or consent) as a single class with other Notes and otherwise be treated as Notes for all purposes of this Indenture.

The following matters shall be established with respect to each series of Notes issued hereunder in a Notes Supplemental Indenture:

(i) the title of the Notes of the series (which title shall distinguish the Notes of the series from all other series of Notes);

(ii) any limit (if any) upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (which limit shall not pertain to Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.07, 2.08, 2.11, 2.16(c), 2.16(d) or 3.06);

(iii) the date or dates on which the principal of and premium, if any, on the Notes of the series is payable or the method of determination and/or extension of such date or dates, and the amount or amounts of such principal and premium, if any, payments and methods of determination thereof;

(iv) the rate or rates at which the Notes of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, and the Interest Payment Dates on which any such interest shall be payable;

(v) the period or periods within which, the price or prices at which, and other terms and conditions upon which Notes of the series (i) may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have the option or (ii) shall be redeemed, in whole or in part, upon the occurrence of specified events, if the Notes shall be subject to a mandatory redemption provision;

(vi) if other than the principal amount thereof, the portion of the principal amount of Notes of the series that shall be payable upon declaration of acceleration of maturity thereof pursuant to Section 6.02 or the method by which such portion shall be determined;

(vii) in the case of any Notes, other than Initial Notes and any Exchange Notes issued in exchange for Initial Notes, any addition to or change in the Events of Default which apply to any Notes of the series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 6.02; and

(viii) in the case of any Notes, other than Initial Notes and any Exchange Notes issued in exchange for Initial Notes, any addition to or change in the covenants set forth in Article Four.

The form of the Notes of such series, as set forth in Exhibit A or Exhibit C as the case may be, may be modified to reflect such matters as so established in such Notes Supplemental Indenture.

Such matters may also be established in a Notes Supplemental Indenture for any Additional Notes issued hereunder that are to be of the same series as any Notes previously issued hereunder. Notes that have the same terms described in the foregoing clauses (i) though (viii) will be treated as the same series, unless otherwise designated by the Issuer.

SECTION 2.02. Form and Dating.

The Initial Notes and Initial Additional Notes that are not Exchange Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form set forth, or referenced, in this Article Two and Exhibit A hereto, which is incorporated in and form a part of this Indenture (as such forms may be modified in accordance with Section 2.01). The Exchange Notes and any Additional Notes that are not Initial Additional Notes, or that are issued in a registered offering pursuant to the Securities Act, and the Trustee’s certificate of authentication relating thereto shall be in substantially in the form set forth, or referenced, in this Article Two and Exhibit C hereto, which is incorporated in and form a part of this Indenture (as such forms may be modified in accordance with Section 2.01). The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”) shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) shall bear the legend and include the form of assignment set forth in Exhibit B, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S (“Other Notes”) may be represented by a Rule 144A Global

Note or, if such an investor may not hold an interest in the Rule 144A Global Notes, a Physical Note, in each case, bearing the Private Placement Legend. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

The Notes may be presented for registration of transfer and exchange at the offices of the applicable Registrar.

Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A or Exhibit C, as applicable (the “Physical Notes”).

SECTION 2.03. Execution and Authentication.

One Officer, who shall have been duly authorized by all requisite corporate actions, shall sign the Notes for the Issuer by manual, facsimile or electronic image scan signature.

If the Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(i) The Trustee shall initially authenticate Initial Notes for original issue on the Issue Date in an aggregate principal amount of $660,000,000 and (ii) the Trustee shall thereafter authenticate (x) Additional Notes in one or more series (which may be of the same series as any Notes previously issued hereunder, or of a different series) from time to time for original issue in aggregate principal amounts specified by the Issuer and (y) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes, in each case specified in clauses (i) and (ii) above, upon a written order of the Issuer in the form of an Officer’s Certificate of the Issuer; provided, however, that if the Additional Notes of a series are not fungible with the Initial Notes of such series for United States federal income tax purposes, the Additional Notes will have a separate CUSIP, ISIN or other similar identification number than the Initial Notes. Each such written order shall specify the principal amount of such Notes to be authenticated and the date on which such Notes are to be authenticated.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint one or more authenticating agents with the consent of the Issuer to authenticate the Notes, and the Trustee may enter into an appropriate agency agreement with any such authentication agent not a party to this Indenture. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

SECTION 2.04. Registrar and Paying Agent.

The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”). The Issuer will also maintain an office or agency within the United States where Notes may be presented for payment (“Paying Agent”) provided, that at the option of the Issuer payment of interest on a Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the note register or otherwise. The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more additional registrars and one or more additional paying agents. The term “Registrar” includes any Registrar and any additional registrar and the term “Paying Agent” includes the Paying Agent and any additional paying agent.

The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. Any such agency agreement shall implement the provisions of this Indenture that relate to such agent. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Notes and to act as Custodian with respect to the Global Notes, in each case until such time as either such entity has resigned or a successor has been appointed.

SECTION 2.05. Paying Agent To Hold Assets in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the applicable Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Notes), and the Issuer and each Paying Agent shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment of principal of or premium or interest on the Notes. Money held in trust by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee

SECTION 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.07. Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the applicable Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the applicable Registrar shall promptly register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the applicable Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the applicable Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

The Registrar shall not be required to register the transfer of or exchange of any Notes (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Notes being redeemed in part, and (ii) during a Change of Control Offer, an Alternate Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer, Alternate Offer or Asset Sale Offer and not withdrawn.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Notes shall be required to be reflected in a book-entry system.

SECTION 2.08. Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors, if any, shall execute the guarantee thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, if any, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09. Outstanding Notes.

The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 8.01 and 8.02, on or after the date on the conditions set forth in Section 8.01 or 8.02 have been satisfied and (d) those Notes theretofore authenticated by the Trustee hereunder and those described in this Section as not outstanding, including Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture. A Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note (subject to the provisions of Section 2.10).

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or the applicable Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or Government Securities sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.11. Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.12. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The applicable Registrar and the applicable Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the applicable Registrar or the applicable Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.08, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13. Defaulted Interest.

Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, if the Issuer defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another Record Date pursuant to Section 6.10, pay the defaulted interest then borne by the Notes, plus (to the extent lawful) any interest payable on the defaulted interest, in accordance with the terms hereof. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special Record Date, which special Record Date shall, unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, at least 15 days before any such subsequent special Record Date, the Issuer shall mail to each Holder, with a copy to the Trustee and the Paying Agent, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14. CUSIP Numbers, ISINs, Etc.

The Issuer in issuing the Notes may use CUSIP numbers and ISINs (if then generally in use) and, if so, the Trustee shall use, as applicable, CUSIP numbers and ISINs in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification number(s) printed on the Notes. The Issuer shall advise the Trustee of any change in the CUSIP numbers and ISINs.

SECTION 2.15. Deposit of Moneys.

Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, prior to 10:00 a.m. New York City time, on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Offer Payment Date, the Issuer shall have deposited with the applicable Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Offer Payment Date, as the case may be, in a timely manner which permits the applicable Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Offer Payment Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the applicable Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Notes.

(a) Rule 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”). Regulation S

Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (the “Regulation S Global Notes”). The term “Global Notes” means, collectively, the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear legends as set forth in Exhibit D. Notes issued in the form of a Global Note are collectively referred to as “Global Notes.” The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit B with respect to Rule 144A Global Notes and Regulation S Global Notes.

Members of, or direct or indirect participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Depositary or its custodian, or under the Global Notes, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

(b) Transfers of a Global Note shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for a Physical Note if (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note and the Issuer thereupon fail to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) pursuant to the procedures of the Depositary, the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) in the case of any Global Note, there shall have occurred and be continuing an Event of Default with respect to such Global Note. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary, in accordance with its customary procedures.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the applicable Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of Physical Notes of authorized denominations.

(e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend unless the Issuer determines otherwise in compliance with applicable law.

(f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Rule 144A Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i) (a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other applicable jurisdiction. During the Restricted Period, beneficial ownership in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream.

(g) Beneficial interests in the Rule 144A Global Notes may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Notes, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available).

(h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(i) The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Special Transfer Provisions.

(a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person: The applicable Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 2.07) and,

(i) in the case of a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the first anniversary of the date of original issuance thereof or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officer’s Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the applicable Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the applicable Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the applicable Registrar has received an Officer’s Certificate authorizing such transfer; and

(ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the applicable Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the applicable Registrar’s procedures, whereupon (a) the applicable Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the applicable Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

(b) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons): The applicable Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 2.07) and,

(i) if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or to a transferee who has advised the Issuer and the applicable Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the applicable Registrar of instructions given in accordance with the Depositary’s and the applicable Registrar’s procedures, the applicable Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the applicable Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the applicable Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officer’s Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the applicable Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the applicable Registrar has received an Officer’s Certificate from the Issuer to such effect.

(d) OID Legend. Each Note issued hereunder that has more than a de minimis about of original issue discount for U.S. federal income tax purposes shall bear a legend substantially in the form of Exhibit G hereto.

(e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The applicable Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the applicable Registrar.

SECTION 2.18. Computation of Interest.

Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.19. Calculation of Principal Amount of Notes.

The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes outstanding at such date of determination.

Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, with respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes or the Notes of any series, as applicable, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes or Notes of such series, as applicable, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding or the Notes of such series then outstanding, as applicable, in each case, as determined in accordance with the preceding sentence, and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 2.19 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Notices to Trustee.

Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, if the Issuer elects to redeem the Notes of any series pursuant to Section 3.07, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, for a redemption pursuant to Section 3.07, the Issuer shall give notice of redemption to the applicable Paying Agent and Trustee at least 31 days but not more than 65 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officer’s Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Notes To Be Redeemed.

Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, if less than all of the Notes are to be redeemed pursuant to Section 3.07 at any time, the Trustee will select the Notes for redemption as follows:

(1) if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot, by such method as the Trustee deems fair and appropriate or by a method in accordance with the procedures of DTC.

Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, no Notes of $2,000 or less shall be redeemed in part.

Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, if a partial redemption is made with the proceeds of an Equity Offering in accordance with Section 6 of the applicable Notes Supplemental Indenture, the Trustee will select the applicable Notes on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures, unless otherwise required by law or applicable stock exchange or depositary requirements).

SECTION 3.03. Notice of Redemption.

Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, at least 30 days but not more than 60 days before a Redemption Date for a redemption pursuant to Section 6 of the applicable Notes Supplemental Indenture, the Issuer shall mail or electronically transmit a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or electronically transmitted more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. At the Issuer’s request, the Trustee shall forward the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that in such case, the Trustee has, unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, received notice from the Issuer at least 31 days, but not more than 65 days, before a Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee). Unless the redemption is conditioned on the happening of an event in accordance with Section 6 of the applicable Notes Supplemental Indenture, Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption. Each notice of redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest, if any, to be paid;

(3) the name and address of the applicable Paying Agent;

(4) that Notes called for redemption must be surrendered to the applicable Paying Agent to collect the Redemption Price, plus accrued interest, if any;

(5) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, unless the redemption is conditioned on the happening of an event in accordance with Section 6 of the applicable Notes Supplemental Indenture, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the applicable Paying Agent of the Notes redeemed;

(6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(8) the CUSIP Number and/or ISIN number, if any, printed on the Notes being redeemed;

(9) that no representation is made as to the correctness or accuracy of the CUSIP number and/or ISIN number, if any, listed in such notice or printed on the Notes; and

(10) the Section of the Notes or the applicable Notes Supplemental Indenture pursuant to which the Notes are to be redeemed.

In addition, the Issuer may provide in any notice of redemption that payment of the Redemption Price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

The notice, if mailed in a manner herein provided or transmitted electronically, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or electronically or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional, unless the redemption is conditioned on the happening of an event in accordance with Section 6 of the applicable Notes Supplemental Indenture.

SECTION 3.04. Effect of Notice of Redemption.

Unless the redemption is conditioned on the happening of an event in accordance with Section 6 of the applicable Notes Supplemental Indenture, once notice of redemption is mailed or transmitted electronically in accordance with Section 3.03 or as provided in the applicable Notes Supplemental Indenture, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or the applicable Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.05. Deposit of Redemption Price.

Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, with respect to the Notes, prior to 10:00 a.m., New York time, on the Redemption Date, the Issuer shall deposit with the applicable Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) U.S. Legal Tender and/or Government Securities sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the applicable Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes.

SECTION 3.06. Notes Redeemed in Part.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note.

SECTION 3.07. Applicability of Article.

Notes of or within any series that are redeemable in whole or in part before their Maturity Date shall be redeemable in accordance with their terms and (except as otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01).

SECTION 3.08. Mandatory Redemption.

Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.01, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Principal, Premium and Interest.

The Issuer shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal amount (and premium, if any) and interest on the Notes shall be considered paid on the date due if the Issuer shall have deposited with the applicable Paying Agent (if other than the Issuer or a wholly-owned Domestic Subsidiary of the Issuer) as of 12:00 p.m. New York City time on the due date money in immediately available funds and designated for and sufficient to pay all principal amount (and premium, if any) and interest then due. At the option of the Issuer, payment of interest on a Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the note register or otherwise.

SECTION 4.02. Maintenance of Office or Agency.

(a) The Issuer shall maintain in the United States an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Note may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

The Issuer hereby designates the Corporate Trust Office of the Trustee as such office or agency of the Issuer where Notes may be presented or surrendered for payment or for transfer or exchange for so long as such Corporate Trust Office remains a place of payment, in accordance with Section 2.04.

SECTION 4.03. [RESERVED].

SECTION 4.04. [RESERVED].

SECTION 4.05. [RESERVED].

SECTION 4.06. Compliance Certificate; Notice of Default.

(a) The Issuer shall deliver to the Trustee, within 90 days after the close of each fiscal year commencing with the fiscal year ending September 30, 2014, an Officer’s Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and further stating that to the best of such Officer’s knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity. The Officer’s Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

(b) The Issuer shall deliver to the Trustee as soon as possible, and in any event within five days after the Issuer becomes aware of the occurrence of any Default, an Officer’s Certificate specifying the Default and describing its status with particularity and the action proposed to be taken thereto.

(c) The Issuer will provide written notice to the Trustee of any change in its fiscal year.

SECTION 4.07. [RESERVED].

SECTION 4.08. Waiver of Stay, Extension or Usury Laws.

The Issuer covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09. Change of Control.

(a) If a Change of Control occurs, unless the Issuer has exercised its right to redeem all the Notes pursuant to Section 3.07 (and has not rescinded such exercise), each Holder will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Issuer will offer a payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase.

(b) On or prior to the date that is 30 days following any Change of Control, the Issuer will mail or deliver by electronic transmission a notice to each Holder stating that a Change of Control has occurred or may occur and offering to repurchase the Notes on the date (the “Change of Control Payment Date”) specified in such notice, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.09 and that Notes tendered and not withdrawn will be accepted for payment;

(2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date;

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the applicable Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the applicable Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

(c) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(d) The Paying Agent will promptly mail to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment Date. However, if the Change of Control Payment Date is on or after an interest Record Date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

(e) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(f) Notwithstanding the foregoing, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 (an “Alternate Offer”) and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

(g) The Issuer will comply, and will cause any third party making a Change of Control Offer or an Alternate Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer or an Alternate Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Issuer will not be deemed to have breached its obligations under this Indenture by virtue of complying with such laws or regulations.

SECTION 4.10. Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into any guarantee of, or otherwise become directly or indirectly liable, contingently or otherwise, for (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) (the “Coverage Ratio Exception”), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided further that the aggregate principal amount of Indebtedness that may be incurred and the liquidation preference of Preferred Stock that may be issued pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $100.0 million at any one time outstanding.

(b) Section 4.10(a) will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1) (I) Indebtedness under the Existing Secured Notes, the New Secured Notes and one or more Credit Agreements together with the incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) and other Indebtedness, up to an aggregate principal amount, together with amounts outstanding under a Qualified Securitization Financing incurred pursuant to clause (17) below, not to exceed at any one time outstanding the greater of (A) $2,275.0 million and (B) the maximum aggregate principal amount (as of the date of incurrence of any such Indebtedness and after giving pro forma effect to the incurrence thereof and the application of the net proceeds therefrom (or as of the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness)) that can be incurred without exceeding a Senior Secured Indebtedness to EBITDA Ratio for the Issuer of 4.00 to 1.00 (it being understood that for purposes of determining compliance under this clause (1), any Indebtedness incurred under this clause (1) (whether or not secured), other than Revolving Credit Agreement Indebtedness, will be included in the amount of Senior Secured Indebtedness for purposes of calculating the Senior Secured Indebtedness to EBITDA Ratio) and (II) Revolving Credit Agreement Indebtedness not to exceed at any time outstanding $180.0 million;

(2) Indebtedness represented by the Notes issued on the Issue Date (and any Guarantee);

(3) Existing Indebtedness (other than Indebtedness described in Sections 4.10(b)(1), (2) and (7));

(4) Indebtedness (including Capitalized Lease Obligations) incurred by the Issuer or any Restricted Subsidiary and Preferred Stock issued by a Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness and/or Preferred Stock then outstanding and incurred or issued pursuant to this clause (4), does not exceed the greater of (x) $50.0 million and (y) 5.0% of Consolidated Tangible Assets;

(5) Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause);

(7) Indebtedness of the Issuer owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Issuer or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Issuer is the obligor on such Indebtedness (other than any Existing Indebtedness) owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Issuer with respect to the Notes;

(8) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(9) Hedging Obligations of the Issuer or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted to be incurred by the terms of this Indenture, (B) exchange rate risk with respect to any currency exchange or (C) commodity price risk;

(10) obligations in respect of self insurance, performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(11) Indebtedness of the Issuer or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed the greater of $250.0 million and 17.5% of Consolidated Tangible Assets (it being understood that any Indebtedness or Preferred Stock incurred pursuant to this clause (11) shall cease to be deemed incurred or outstanding for purposes of this clause (11) but shall be deemed incurred for the purposes of Section 4.10(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock under Section 4.10(a) without reliance on this clause (11));

(12) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as (in the case of any such Indebtedness) the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of this Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness or other obligations of the Issuer; provided that (in the case of any such guarantee of Indebtedness) such guarantee is incurred in accordance with Section 4.16;

(13) Indebtedness or Preferred Stock of the Issuer or any Restricted Subsidiary that serves to extend, replace, refund, refinance, renew or defease any Indebtedness incurred as permitted by Section 4.10(a) and Section 4.10(b)(2), (3), (4), (13) and (14) or any Indebtedness issued to so extend, replace, refund, refinance, renew or defease such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”); provided that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, (B) to the extent such Refinancing Indebtedness refinances Indebtedness that is subordinated to the Notes, such Refinancing Indebtedness is subordinated to the Notes at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Issuer or (y) Indebtedness or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount (or, if issued with original issue discount, an aggregate issue price) in excess of the principal amount of, premium, if any, and accrued interest on, the Indebtedness being replaced, refunded, refinanced, renewed or defeased plus any fees, premiums, underwriting discounts, costs and expenses relating to such extension, replacement, refunding, refinancing, renewal or defeasance, and (E) shall not have a Stated Maturity date prior to the Stated Maturity of the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased and provided, further, that subclauses (A), (B) and (E) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness under any Credit Agreement;

(14) Indebtedness or Preferred Stock of (A) the Issuer or a Restricted Subsidiary incurred to finance an acquisition of any assets (including Capital Stock), business or Person or (B) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged or consolidated with or into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, that after giving effect to such acquisition, merger or consolidation (including the incurrence of such Indebtedness) either (x) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (y) the Fixed Charge Coverage Ratio would be equal to or greater than immediately prior to such acquisition, merger or consolidation;

(15) Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer supported by a letter of credit issued pursuant to any Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

(17) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to the Issuer or any Restricted Subsidiary of the Issuer other than a Securitization Subsidiary (except for Standard Securitization Undertakings);

(18) (A) Non-Recourse Acquisition Financing Indebtedness and (B) Non-Recourse Product Financing Indebtedness;

(19) Contribution Indebtedness;

(20) Indebtedness of Foreign Subsidiaries of the Issuer, provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (20), when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (20), does not exceed the greater of (x) $100.0 million and (y) 9.0% of the Consolidated Tangible Assets;

(21) Indebtedness consisting of promissory notes issued by the Issuer or any of its Restricted Subsidiaries to future, current or former employees, directors and consultants, and their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests permitted by Section 4.11;

(22) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business; and

(23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

(c) For purposes of determining compliance with this Section 4.10, (a) in the event that an item of Indebtedness or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer, in its sole discretion, will be permitted to classify or reclassify such item of Indebtedness or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.10 and will only be required to include the amount and type of such Indebtedness or Preferred Stock (or portion thereof) in one of the above clauses or paragraphs; provided that Indebtedness outstanding on the Issue Date under the Senior Term Loan Agreement, the Senior Revolving Credit Agreement, the Existing Secured Notes and the New Secured Notes shall be classified as incurred under Section 4.10(b), and not under the Coverage Ratio Exception; (b) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above; and (c) the principal amount of Indebtedness outstanding under any clause of this covenant shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

(d) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Preferred Stock will not be deemed to be an incurrence of Indebtedness or Preferred Stock for purposes of this Section 4.10.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of, premium, if any, and accrued interest on, the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased plus any fees, premiums, underwriting discounts, costs and expenses relating to such extension, replacement, refunding, refinancing, renewal or defeasance.

(f) The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

SECTION 4.11. Restricted Payments.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(A) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (x) dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) or (y) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(B) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including in connection with any merger or consolidation involving the Issuer;

(C) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Subordinated Indebtedness permitted under Sections 4.10(b)(7) and (8) or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

(D) make any Restricted Investment (all such payments and other actions set forth in these clauses (A) through (D) being collectively referred to as “Restricted Payments”),

unless, at the time of and immediately after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by Sections 4.11(b)(1), (6)(C), (9), (15) and (18), but excluding all other Restricted Payments permitted by Section 4.11(b)), is less than the sum, without duplication, of

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities received by the Issuer after the Issue Date from the issue or sale of (x) Equity Interests of the Issuer (including Retired Capital Stock (as defined below) but excluding (i) cash proceeds and marketable securities received from the sale of Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.11(b)(4) and, to the extent actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies, (ii) Designated Preferred Stock and (iii) Disqualified Stock) or (y) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary or the Issuer, as the case may be, and other than Disqualified Stock or Designated Preferred Stock or debt securities that have been converted into or exchanged for Disqualified Stock or Designated Preferred Stock), plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities contributed to the capital of the Issuer after the Issue Date (other than (i) by a Restricted Subsidiary, (ii) any Excluded Contributions, (iii) any Disqualified Stock, (iv) any Designated Preferred Stock and (v) the Cash Contribution Amount), plus

(d) 100% of the aggregate amount received in cash after the Issue Date and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities received by means of (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries or (B) the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to Section 4.11(b)(7) or (11) or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of the Issuer in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to Section 4.11(b)(7) or (11) or to the extent such Investment constituted a Permitted Investment), plus

(f) an amount equal to the amount available as of the Issue Date (or, if later, the date on which internal financial statements are available for the Issuer’s fiscal quarter most recently ended prior to the Issue Date) for making Restricted Payments pursuant to clause (a)(3) of Section 4.11 of the Existing Secured Indenture.

(b) Notwithstanding the foregoing, the provisions set forth in Section 4.11(a) do not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption would have complied with the provisions of this Indenture;

(2) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer or any direct or indirect parent company (“Retired Capital Stock”) or Subordinated Indebtedness in exchange for or out of the proceeds of the sale or issuance (other than to a Restricted Subsidiary or the Issuer) of Equity Interests of the Issuer or any direct or indirect parent company thereof to the extent contributed to the equity capital of the Issuer (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) or any contributions to the equity capital of the Issuer, (B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock and (C) if, immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under Section 4.11(b)(6)(A) or (B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the incurrence of, new Indebtedness which is incurred in compliance with Section 4.10 so long as (A) the principal amount (or, if issued with original issue discount, the issue price) of such new Indebtedness does not exceed the principal amount of, and premium, if any, and accrued interest on, the Indebtedness being so redeemed, repurchased, defeased or otherwise acquired or retired for value plus any fees, premiums, underwriting discounts, costs and expenses related to such redemption, repurchase, defeasance or other acquisition or retirement for value, (B) such new Indebtedness is subordinated to such Notes and any Guarantees thereof at least to the same extent as such Indebtedness being so redeemed, repurchased or otherwise acquired or retired for value, (C) such new Indebtedness does not have a Stated Maturity date prior to the Stated Maturity of the Indebtedness being so redeemed, repurchased, defeased or otherwise acquired or retired for value and (D) such new Indebtedness has a Weighted Average Life to Maturity which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, repurchased, defeased or otherwise acquired or retired for value;

(4) any Restricted Payment to pay for the repurchase, retirement, redemption or other acquisition or retirement for value of Equity Interests of the Issuer or any of its direct or indirect parent companies or employee investment vehicles held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies and their respective estates, spouses and former spouses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with any such repurchase, retirement or other acquisition), or any stock subscription or shareholder, equity holder, partnership or limited liability company agreement, including any Equity Interest rolled over by management of the Issuer or any direct or indirect parent company of the Issuer in connection with the 2011 Transactions; provided, however, that the aggregate amount of Restricted Payments made under this clause (4) does not exceed in any calendar year $50.0 million (with unused amounts in any calendar year being carried over to any succeeding calendar year, it being understood that the Issuer may elect to apply all or any portion of the amounts so carried over in any calendar year); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of its direct or indirect parent companies or employee investment vehicles, in each case to any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date plus (B) the amount of any cash bonuses otherwise payable to any future, present or former employee, director or consultant of the Issuer or any of its Subsidiaries or any of its direct or indirect parent companies that are foregone in return for the receipt of Equity Interests or the Issuer or any direct or indirect parent company of the Issuer or any employee investment vehicle pursuant to deferred compensation plan of such corporation plus (C) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date plus (D) the amount available as of the Issue Date for making Restricted Payments pursuant to clause (b)(4) of Section 4.11 of the Existing Secured Indenture (provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B), (C) and (D) above in any calendar year) less (E) the amount of any Restricted Payments previously made pursuant to clauses (A), (B), (C) and (D) of this clause (4); and provided, further, that cancellation of Indebtedness owing to the Issuer from any future, present or former employee, director or consultant of the Issuer or any of its Subsidiaries or any of its direct or indirect parent companies and their respective estates, spouses and former spouses in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 4.11 or any other provision of this Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued or incurred in accordance with Section 4.10 to the extent such dividends are included in the definition of “Fixed Charges” for such entity;

(6) (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date, (B) the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of the Issuer issued after the Issue Date, provided that the aggregate amount of dividends declared and paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock, and (C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; provided, however, that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is

Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed the greater of $75.0 million and 6.5% of Consolidated Tangible Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies and their respective estates, spouses and former spouses and repurchases or withholding of Equity Interests deemed to occur upon exercise of stock options or warrants or the vesting of equity awards (including restricted stock and restricted stock units) if such Equity Interests represent a portion of the exercise price of, or withholding obligation with respect to, such options, warrants or equity awards and any related payment in respect of such obligation;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent company of the Issuer to fund a payment of dividends on such company’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any direct or indirect parent company of the Issuer after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering;

(10) Restricted Payments in an aggregate amount at any time outstanding equal to the amount of Excluded Contributions;

(11) any other Restricted Payment in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (11), at any one time outstanding not to exceed the greater of $100.0 million and 10.0% of Consolidated Tangible Assets at the time of such Restricted Payment;

(12) the declaration and payment of dividends to, or the making of loans or any other payments to, any direct or indirect parent company of the Issuer in amounts intended to enable any such parent company to pay or cause to be paid:

(A) franchise and excise taxes and other fees, taxes and expenses required to maintain its corporate or other legal existence;

(B) federal, foreign, state and local income or franchise taxes with respect to any period for which the Issuer or any of its Subsidiaries is a member of a consolidated, combined or unitary group of which such direct or indirect parent company is a member; provided that the amount of such payments shall not exceed the tax liability that the Issuer and its Subsidiaries would have incurred were such taxes determined as if such entities were a stand-alone group; and provided that Restricted Payments under this clause in respect of any taxes attributable to the income of any Unrestricted Subsidiaries may be made only to the extent that such Unrestricted Subsidiaries have made cash payments to the Issuer or its Restricted Subsidiaries;

(C) customary salary, bonus and other benefits payable to officers, directors, and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(D) general corporate overhead costs and expenses (including professional expenses) for any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries, and amounts to fund any charitable foundation of any direct or indirect parent company of the Issuer;

(E) fees and expenses other than to Affiliates related to any unsuccessful equity or debt offering not prohibited by this Indenture and fees and expenses related to any disposition or acquisition or investment transaction by the Issuer or any of its Restricted Subsidiaries (or any acquisition of or investment in any business, assets or property that will be contributed to the Issuer or any of its Restricted Subsidiaries as part of the same or a related transaction) not prohibited by the Indenture;

(F) taxes arising by virtue of (i) having capital stock outstanding or being a direct or indirect holding company parent of the Issuer, any Subsidiary of the Issuer or any direct or indirect parent of the Issuer, (ii) having guaranteed any obligations of the Issuer or any Subsidiary of the Issuer, (iii) having made a payment in respect of any of the payments permitted to be made to it under this Section 4.11, (iv) any actions taken with respect to any intellectual property and associated rights relating to the business of the Issuer or any Subsidiary of the Issuer and (v) the receipt of, or entitlement to, any payment permitted to be made under this Section 4.11 or any payment in connection with the Transactions or the Prior Transactions, including any payment received after the Issue Date pursuant to any agreement related to the Transactions or the Prior Transactions;

(G) payments made or expected to be made to cover social security, medicare, withholding and other taxes payable in connection with any management equity plan or stock option plan or any other management or employee benefit plan or agreement of any direct or indirect parent company of the Issuer or to make any other payment that would, if made by the Issuer or any Restricted Subsidiary, be permitted pursuant to clause (8) above; and

(H) annual management, consulting, monitoring and advisory fees to any of the Sponsor and its Affiliates in an aggregate amount in any fiscal year not to exceed the Maximum Management Fee Amount, and related expenses and indemnities, pursuant to the Management Agreement or otherwise;

(13) any Restricted Payment made in connection with the Transactions or the Prior Transactions and the fees and expenses related thereto or owed to Affiliates, in each case with respect to any Restricted Payment made or owed to an Affiliate, to the extent permitted by Section 4.14;

(14) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;

(15) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to Section 4.09 and Section 4.13; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, defeased or acquired or retired for value;

(16) the declaration and payment of dividends to, or the making of loans to, Holdings in an amount not exceeding the amount of Excess Proceeds remaining after the consummation of any Asset Sale Offer, the proceeds of which are applied solely to the repurchase, redemption, defeasance or other acquisition or retirement for value of any Holdings Notes;

(17) the declaration and payment of dividends to, or the making of loans to, Holdings the proceeds of which are applied solely to pay interest and principal when due on the Holdings Notes;

(18) the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer, in each case, permitted under this Indenture;

(19) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents); and

(20) the declaration and payment of dividends to, or the making of loans to, Holdings funded directly or indirectly with proceeds of Indebtedness incurred by the Issuer or any of its Subsidiaries, the proceeds of which are applied solely to the repurchase, redemption, defeasance or other acquisition or retirement for value of any Holdings Notes, including, for the avoidance of doubt, amounts in respect of the principal amount of, and premium, if any, and accrued interest on, the Holdings Notes being so repurchased, redeemed, defeased or otherwise acquired or retired for value plus any fees, premiums, underwriting discounts, costs and expenses related to such repurchase, redemption, defeasance or other acquisition or retirement for value, provided that the maturity of such Indebtedness shall be no earlier, and the Weighted Average Life to Maturity of such Indebtedness shall be no shorter, than the maturity or Weighted Average Life to Maturity, as applicable, of the Holdings Notes;

provided that at the time of, and immediately after giving effect to, any Restricted Payment permitted under clauses (7), (11) and (16) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(a) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.11 will be determined in good faith by the Board of Directors of the Issuer.

(b) As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries except WMG Kensington Ltd and its Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of Investments. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this Section 4.11 or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants contained in this Indenture.

SECTION 4.12. Liens.

(a) The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness of the Issuer or of a Guarantor, on any asset or property of the Issuer or any

Guarantor, or any income or profits therefrom, or on any right to receive income therefrom (the “Initial Lien”), unless the Notes (or a Guarantee in the case of Liens of a Guarantor) are equally and ratably secured with (or, in the event the Lien relates to Subordinated Indebtedness, are secured on a senior basis to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

(b) Any Lien created for the benefit of the Holders pursuant to Section 4.12(a) shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien that gave rise to the obligation to secure the Notes.

SECTION 4.13. Asset Sales.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value (as determined, as of the time of contractually agreeing to such Asset Sale, in good faith by senior management or the Board of Directors of the Issuer, whose determination shall be conclusive, provided that in the case of any Asset Sale involving consideration in excess of $50.0 million, such determination shall be made by the Board of Directors of the Issuer) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) except for any Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (2) above, the amount of (i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on such balance sheet or in the notes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale), if such liabilities are not Indebtedness, or the Issuer or such Restricted Subsidiary has been released from all liability on payment of the principal amount of such liabilities in connection with such Asset Sale, (ii) any securities, notes or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale and (iii) any Designated Noncash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Issuer), taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 9.0% of Consolidated Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this paragraph and for no other purpose.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or such Restricted Subsidiary may apply an amount equal to those Net Proceeds at its option:

(1) to permanently reduce

(A) Obligations constituting Indebtedness secured by a Lien and, if applicable, to correspondingly reduce commitments with respect thereto; or

(B) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or an Affiliate of the Issuer;

(2) to make an investment in (A) any one or more businesses (provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary), (B) capital expenditures or (C) other assets that, in the case of each of the foregoing clauses (A), (B) and (C), are used or useful in a Permitted Business; and/or

(3) to make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and it results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) other assets that, in the case of each of the foregoing clauses (A), (B) and (C), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that the Issuer or such Restricted Subsidiary will be deemed to have complied with clause (2) or (3) above if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Issuer or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to consummate any such investment described in clause (2) or (3) above, and such investment is thereafter completed within 180 days after the end of such 365-day period.

(c) When the aggregate amount of Net Proceeds or equivalent amount not applied or invested in accordance with the preceding paragraph (“Excess Proceeds”) exceeds $75.0 million, the Issuer will make an offer (an “Asset Sale Offer”) to all Holders and, if required under the terms of any Indebtedness that ranks pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness, on a pro rata basis, to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount (the “Asset Sale Offer Amount”) equal to 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness that is issued or sold at a discount, the amount of the accreted value thereof at such time, plus accrued and unpaid interest, if any, to the date of purchase (or such lesser price, if any, as may be provided under the terms of such Pari Passu Indebtedness).

(d) Pending the final application of any Net Proceeds or equivalent amount, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(e) If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allotted to purchase Notes in such Asset Sale Offer, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(f) Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Sale Offer. Any Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 4.13;

(2) the Asset Sale Offer Amount, the Asset Sale payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the “Asset Sale Payment Date”);

(3) that any Notes not tendered or accepted for payment shall continue to accrete or accrue interest;

(4) that, unless the Issuer defaults in making such payment, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

(6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder To Elect Purchase” on the reverse of the Notes completed, or transfer such Notes by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or the applicable Paying Agent at the address specified in the notice at least three days before the Asset Sale Payment Date;

(7) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary, the Common Depositary or the applicable Paying Agent, as the case may be, receives, not later than the Asset Sale Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

(8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000 or integral multiples of $1,000; and

(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); provided that such Notes shall be in denominations of $2,000 or integral multiples $1,000 in excess thereof.

(g) On the Asset Sale Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer; (2) deposit with the applicable Paying Agent U.S. Legal Tender and/or Government Securities sufficient to pay the Asset Sale payment in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer. The Issuer shall publicly announce the results of the Asset Sale Offer on the Asset Sale Payment Date.

(h) The Paying Agent shall promptly mail to each Holder so tendered the Asset Sale payment for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. However, if the Asset Sale Payment Date is on or after an interest Record Date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(i) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of such conflict.

SECTION 4.14. Transactions with Affiliates.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $15.0 million, unless:

(1) the Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, a resolution adopted by the Board of Directors of the Issuer approving such Affiliate Transaction and an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

(b) The restrictions set forth in Section 4.14(a) do not apply to:

(1) transactions between or among the Issuer and/or any Restricted Subsidiary and/or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(2) Restricted Payments and Permitted Investments permitted by this Indenture;

(3) the payment to any of the Sponsor and its Affiliates of annual management, consulting, monitoring and advisory fees in an aggregate amount in any fiscal year not to exceed the Maximum Management Fee Amount, and related expenses and indemnities, pursuant to the Management Agreement or otherwise;

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any Restricted Subsidiary;

(5) the payments by the Issuer or any Restricted Subsidiary to the Sponsor and any of its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Issuer in good faith;

(6) transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;

(7) payments or loans (or cancellations of loans) to employees or consultants of the Issuer or any of its direct or indirect parent companies or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Issuer in good faith and which are otherwise permitted under this Indenture;

(8) payments made or performance under any agreement as in effect on the Issue Date (including, without limitation, each of the agreements entered into in connection with the Transactions or the Prior Transactions) or any amendment thereto (so long as any such amendment taken as a whole is not materially less advantageous to the Holders in the good faith judgment of the Board of Directors of the Issuer than the applicable agreement as in effect on the Issue Date);

(9) payments made or performance under any agreement to which Warner Music Group Corp. and/or Holdings is a party as of the Issue Date (including, without limitation, each of the agreements entered into in connection with the Transactions or the Prior Transactions, but excluding the indenture governing the Holdings Notes) and to or by which the Issuer becomes a party or otherwise bound after the Issue Date, any amendment thereto by which the Issuer becomes a party thereto or otherwise bound thereby, and any other amendment thereto (so long as any such other amendment (other than an amendment to effect the Issuer becoming a party to or otherwise bound by such agreement) taken as a whole is not materially less advantageous to the Holders in the good faith judgment of the Board of Directors of the Issuer than such agreement as in effect on the Issue Date);

(10) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11) the Transactions, the Prior Transactions and the payment of all fees and expenses related to the Transactions or the Prior Transactions, including, for the avoidance of doubt, any reimbursement on or after the Issue Date of fees and expenses related to the Transactions or the Prior Transactions paid by the Sponsor and its Affiliates;

(12) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Parent, any Permitted Holder or any director, officer, employee or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies;

(13) any transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing;

(14) investments by any of the Permitted Holders in securities of the Issuer or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as (a) the investment is being offered generally to other investors on the same or more favorable terms and (b) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto);

(16) entering into, and performing the obligations under, any tax sharing agreement, consistent with the limitations imposed on Restricted Payments under Section 4.11; and

(17) intellectual property licenses in the ordinary course of business.

SECTION 4.15. Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries that are Guarantors, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries that are Guarantors;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries that are Guarantors; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries that are Guarantors;

provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction.

(b) However, Section 4.15(a) will not apply to encumbrances or restrictions consisting of, or existing under or by reason of:

(1) contractual encumbrances or restrictions in effect (x) pursuant to any Credit Agreement, the Existing Secured Notes, the New Secured Notes, any Hedging Obligations, or any related documents or (y) on the Issue Date, including, without limitation, pursuant to Existing Indebtedness and related documentation;

(2) this Indenture, the Notes and the Guarantees;

(3) purchase money obligations that impose encumbrances or restrictions on a property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Issuer or any Restricted Subsidiary, or which agreement or instrument is assumed by the Issuer or any Restricted Subsidiary in connection with an acquisition from such Person, or any other transaction entered into in connection with any such acquisition, merger or consolidation, as in effect at the time of such acquisition, merger, consolidation or transaction (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger, consolidation or transaction); provided that, for purposes of this clause (5), if a Person other than the Issuer is the Successor Company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Issuer or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

(6) any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture, including without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or other disposition of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.10 and 4.12 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business;

(9) other Indebtedness or Preferred Stock (i) of the Issuer or any Restricted Subsidiary that is a Guarantor that is incurred subsequent to the Issue Date pursuant to Section 4.10 or (ii) that is incurred by a Foreign Subsidiary of the Issuer subsequent to the Issue Date pursuant to Section 4.10;

(10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) customary provisions contained in leases, subleases, licenses or asset sale agreements and other agreements;

(12) any encumbrances or restrictions pursuant to any agreement, instrument or obligation (a “Refinancing Agreement”) effecting an extension, renewal, increase, refunding, replacement or refinancing of any contract, instrument or obligation referred to in Section 4.15(b)(1) through (11) (an “Initial Agreement”) or that is, or is contained in, any amendment, supplement, restatement or other modification to an Initial Agreement or Refinancing Agreement (an “Amendment”); provided that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Holders than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Issuer);

(13) any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided, however, that such restrictions apply only to any Securitization Subsidiary;

(14) any encumbrance or restriction in connection with Non-Recourse Product Financing Indebtedness or Non-Recourse Acquisition Financing Indebtedness;

(15) any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(16) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(17) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(18) any encumbrances or restrictions arising in connection with cash or other deposits permitted under Section 4.12;

(19) any encumbrance or restriction that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or such Restricted Subsidiary;

(20) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary; or

(21) an agreement or instrument relating to any Indebtedness incurred subsequent to the Issue Date (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in agreements in effect on the Issue Date (as determined in good faith by the Issuer) or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Issuer) and either (x) the Issuer determines in good faith that such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness.

SECTION 4.16. Additional Subsidiary Guarantees.

(a) The Issuer will cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Securitization Subsidiary) that guarantees any Indebtedness of the Issuer or any Guarantor under the Senior Term Loan Agreement or Senior Revolving Credit Agreement to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes, substantially in the form of Exhibit I hereto. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) Each Guarantee shall be released in accordance with Article Ten.

SECTION 4.17. Reports to Holders.

(a) The Issuer will furnish to the Trustee and the Holders of Notes, as their names and addresses appear in the note register, or make available on the Issuer’s website:

(1) within 90 days after the end of each fiscal year, annual audited consolidated financial statements for such fiscal year prepared in accordance with GAAP, together with a report on the annual financial statements by the Issuer’s certified independent accountants and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” substantially similar to that which would be included in an Annual Report on Form 10-K (as in effect on the Issue Date) filed with the SEC by the Issuer (if the Issuer were required to prepare and file such form); it being understood that the Issuer shall not be required to include any separate consolidating financial information with respect to the Issuer, any Subsidiary Guarantor or any other affiliate of the Issuer, or any separate financial statements or information for the Issuer, any Subsidiary Guarantor or any other affiliate of the Issuer; and

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited consolidated financial statements for such fiscal quarter prepared in accordance with GAAP, together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” substantially similar to that which would be included in a Quarterly Report on Form 10-Q (as in effect on the Issue Date) filed with the SEC by the Issuer (if the Issuer were required to prepare and file such form); it being understood that the Issuer shall not be required to include any separate consolidating financial information with respect to the Issuer, any Subsidiary Guarantor or any other affiliate of the Issuer, or any separate financial statements or information for the Issuer, any Subsidiary Guarantor or any other affiliate of the Issuer; and

(3) information substantially similar to the information that would be required to be included in a Current Report on Form 8-K (as in effect on the Issue Date) filed with the SEC by the Issuer (if the Issuer were required to prepare and file such form) pursuant to Item 1.01 (Entry Into a Material Definitive Agreement) (with respect to acquisitions and dispositions only), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 4.01 (Changes in Registrant’s Certifying Accountants) or 5.01 (Changes in Control of Registrant) of such form (and in any event excluding, for the avoidance of doubt, the financial statements, pro forma financial information and exhibits, if any, that would be required by Item 9.01 (Financial Statements and Exhibits) of such form), within 15 days after the date of filing that would have been required for a current report on Form 8-K; provided that no such information shall be required to be furnished if the Issuer determines in its good faith judgment that such information is not material to the Holders of the Notes or the business, assets, operations or financial position of the Issuer and its Restricted Subsidiaries, taken as a whole.

(b) In addition, the Issuer will make such information available to securities analysts and prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Notwithstanding the foregoing provisions of this Section 4.17, the Issuer will be deemed to have furnished the information referred to in clauses (1), (2) and (3) above to the Trustee and the Holders of the Notes if the Issuer (or any parent company of the Issuer) has filed reports containing such information with the Commission via the EDGAR filing system and such reports are publicly available (it being understood that the Trustee shall not be responsible for determining whether such filings have been made, that delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable therefrom).

(d) In addition, if at any time any parent company of the Issuer incurs a guarantee of the Notes (there being no obligation of any parent company of the Issuer to do so) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be furnished to Holders of the Notes pursuant to this Section 4.17 may, at the option of the Issuer, be those of such parent company rather than the Issuer.

SECTION 4.18. [RESERVED].

SECTION 4.19. [RESERVED].

SECTION 4.20. Payments for Consent.

The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.21. Changes in Covenants When Notes Rated Investment Grade.

(a) If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”) then the covenants listed under Sections 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 5.01(a)(4) and 5.01(a)(5) will not be applicable to the Notes (collectively, the “Suspended Covenants”).

Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero. During any period that the Suspended Covenants have been suspended, the Board of Directors of the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries unless such designation would have complied with Section 4.11 as if Section 4.11 would have been in effect during such period. The Guarantees of the Guarantors shall be suspended during the Suspension Period.

(b) In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is the “Suspension Period.”

(c) In the event of any reinstatement of the Suspended Covenants on a Reversion Date, (i) with respect to Restricted Payments made after such reinstatement, the amount available to be made as Restricted Payments will be calculated as though Section 4.11 had been in effect prior to, but not during, the Suspension Period; (ii) all Indebtedness incurred, or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 4.10(b)(3); (iii) any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 4.14(b)(8); and (iv) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in Section 4.15(a)(1) through (3) that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 4.15(b)(1).

(d) During the Suspension Period, any reference in the definitions of “Permitted Liens” and “Unrestricted Subsidiary” to Section 4.10 or any provision thereof shall be construed as if such covenant were in effect during the Suspension Period.

(e) Notwithstanding that the Suspended Covenants may be reinstated, (1) no Default, Event of Default or breach of any kind will be deemed to exist or have occurred as a result of any failure by the Issuer or any Subsidiary to comply with the Suspended Covenants during any Suspension Period (or upon termination of the Suspension Period or after that time arising out of actions taken or events that occurred during the Suspension Period), and (2) following a Reversion Date the Issuer and any Subsidiary will be permitted, without causing a Default, Event of Default or breach of any kind, to honor, comply with or otherwise perform any contractual commitments or obligations arising prior to such Reversion Date and to consummate the transactions contemplated thereby, and shall have no liability for any actions taken or events that occurred during the Suspension Period, or for any actions taken or events occurring at any time pursuant to any such commitment or obligation.

(f) The Issuer shall promptly notify the Trustee in writing of the occurrence of any Suspension Date or any Reversion Date. The Trustee shall have no independent obligation to determine if a Suspension Period has commenced or terminated or to notify Holders regarding the same.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation, or Sale of Assets.

(a) The Issuer may not (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions to another Person; unless:

(1) either: (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company (if other than the Issuer) assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to agreements in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if the same had occurred at the beginning of the applicable four-quarter period, either

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction; and

(5) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;

provided that, for the purposes of this Section 5.01 only, neither a Music Publishing Sale nor a Recorded Music Sale will be deemed to be a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole. For the avoidance of doubt, (1) the Issuer may therefore consummate a Music Publishing Sale in accordance with Section 4.13 without complying with this Section 5.01 notwithstanding anything to the contrary in this Section 5.01, (2) the Issuer may therefore consummate a Recorded Music Sale in accordance with Section 4.13 without complying with this Section 5.01 notwithstanding anything to the contrary in this Section 5.01 and (3) the determination in the preceding proviso shall not affect the determination of what constitutes all or substantially all the assets of the Issuer under any other contract to which the Issuer is a party.

For the purpose of this Section 5.01, with respect to any sale, lease, transfer, conveyance or other disposition of properties or assets in connection with any acquisition (including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary), the determination of whether such sale, lease, transfer, conveyance or disposition constitutes a sale of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole shall be made on a pro forma basis giving effect to such acquisition.

This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries. Notwithstanding the foregoing clauses (3) and (4), (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (ii) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

In the event of any transaction described in and complying with the conditions listed in the preceding paragraph in which the Issuer is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer and the Issuer will be discharged from all obligations and covenants under this Indenture and the Notes.

(b) The Issuer will deliver to the Trustee prior to the consummation of each proposed transaction an Officer’s Certificate certifying that the conditions set forth above are satisfied and an Opinion of Counsel, which opinion may contain customary exceptions and qualifications, that the proposed transaction and the supplemental indenture, if any, comply with this Indenture.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following is an “Event of Default”:

(1) the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) the Issuer defaults in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days;

(3) the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after the notice specified in Section 6.02 below;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its Stated Maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million (or its foreign currency equivalent) or more at any one time outstanding;

(5) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors,

(E) takes any comparable action under any foreign laws relating to insolvency,

(F) generally is not able to pay its debts as they become due, or

(G) takes any corporate action to authorize or effect any of the foregoing;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer or any Significant Subsidiary in an involuntary case,

(B) appoints a Custodian of the Issuer or any Significant Subsidiary or for all or substantially all of the property of the Issuer or any Significant Subsidiary, or

(C) orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

(7) the failure by the Issuer or any Significant Subsidiary to pay final judgments (net of amounts covered by insurance policies issued by reputable and creditworthy insurance companies) aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and, with respect to any judgments covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

(8) the Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee, other than by reason of the discharge of this Indenture or the release of any such Guarantee in accordance with this Indenture, and such Default continues for 10 days.

SECTION 6.02. Acceleration.

If an Event of Default specified in Section 6.01(5) or (6) occurs with respect to the Issuer and is continuing, unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture as contemplated by Section 2.01, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of each Trustee or any Holder.

If any other Event of Default shall occur and be continuing, unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture as contemplated by Section 2.01, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes under this Indenture may declare the principal of and accrued interest on such Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture as contemplated by Section 2.01, at any time after a declaration of acceleration with respect to the Notes as described in the two preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; and

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

(a) If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

(c) In the event of any Event of Default specified in Section 6.01(4), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.

(d) Holders may not enforce this Indenture or the Notes except as provided in this Indenture and under the TIA, if provisions from the TIA are incorporated into this Indenture. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes issued under this Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SECTION 6.04. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default;

(a) in the payment of interest on or the principal of any Note (which may only be waived with the consent of each Holder affected), or

(b) in respect of a covenant or provision hereof that pursuant to Section 9.02(b) cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

In the case of any such waiver, the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto; provided, however, that if any amendment, waiver or other modification will only affect the Notes then outstanding, only the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (and not the consent of at least a majority of all Notes), as the case may be, shall be required. This paragraph of this Section 6.04 shall be in lieu of § 316(a)(1)(B) of the TIA and such § 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.05. Control by Majority.

The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06. Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3) such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity reasonably satisfactory to it; and

(5) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of and all interest on such Note on or after the respective Maturity Date or Interest Payment Dates expressed in such Note and to bring suit for the enforcement of any such payment on or after such respective Maturity Date or Interest Payment Dates, and such right shall not be impaired without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any officer committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: to the Issuer.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE SEVEN

THE TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or in the TIA, and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of Section 7.01(b).

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and Section 7.02. In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Certain Rights of Trustee.

Subject to Section 7.01:

(a) the Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

(b) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care;

(d) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers;

(e) the Trustee may consult with counsel of its selection and the advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon;

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer;

(h) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(i) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties;

(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage regardless of the form of action; and

(m) the Trustee may request that the Issuer and any Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of the Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05. Notice of Default.

If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Holder notice of the uncured Default within 60 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Asset Sale Offer Payment Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

Within 60 days after each April 1, beginning with April 1, 2015, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).

SECTION 7.07. Compensation and Indemnity.

(1) The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in accordance with any provision of this Indenture, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

(2) The Issuer shall indemnify the Trustee for, and hold it harmless against, any and all loss, damage, claims, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on the Trustee’s part, arising out of or in connection with the acceptance or administration of this trust (including the costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Guarantor (including this Section 7.07) and the reasonable costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder (whether asserted by the Issuer, any Guarantor or any other Person)). The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuer may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel with respect to such claim and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Issuer and the Trustee subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

Notwithstanding Section 4.12, to secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except with respect to funds held in trust for the benefit of the holders of particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 (5) or (6), such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or become incapable of acting, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA § 310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11. Preferential Collection of Claims Against the Issuer.

The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when:

(a) either:

(i) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust, have been delivered to the Trustee for cancellation; or

(ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing or delivery of a notice of redemption or otherwise or will become due and payable by reason of the mailing or delivery of a notice of redemption or otherwise within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation of principal, premium, if any, and accrued interest to the date of maturity or redemption; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b) the Issuer has paid or caused to be paid all sums payable by it under this Indenture;

(c) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and

(d) the Issuer has delivered an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s obligations in Sections 2.06, 2.07, 2.08, 2.09, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.09. After the Notes are no longer outstanding, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance.

(a) The Issuer may, at its option and at any time, elect to have either paragraph (b) or (c) below applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

(b) Upon the Issuer’s exercise under paragraph (a) above of the option applicable to this paragraph (b), the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 and the other Sections of this Indenture (with respect to such Notes) referred to in (i) and (ii) below, and to have cured all then existing Events of Default and satisfied all its other obligations under such Notes and this Indenture (with respect to such Notes) and the Guarantors shall be deemed to have satisfied all of their obligations under the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) this Article Eight.

Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c).

(c) Upon the Issuer’s exercise under paragraph (a) above of the option applicable to this paragraph (c), the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their obligations under the covenants contained in Sections 4.03 (with respect to Restricted Subsidiaries only), 4.04, 4.05, 4.06, 4.07 and 4.09 through 4.20 and clauses (3) and (4) of Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under paragraph (a) above of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, clauses (3), (4), (5), (6) and (7) of Section 6.01 shall not constitute Events of Default.

SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Legal Defeasance or Covenant Defeasance described in Section 8.02 to the outstanding Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. Legal Tender, non-callable Government Securities, or a combination of cash in U.S. Legal Tender and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the respective outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders of the respective outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.04. Application of Trust Money.

All U.S. Legal Tender and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to this Article Eight shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and Government Securities deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Notes.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Legal Tender and Government Securities held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05. Repayment to the Issuer.

The Trustee shall pay to the Issuer upon an Issuer request any excess U.S. Legal Tender, and Government Securities held by it for the payment of principal or interest that remains unclaimed for two years after the Maturity Date or the Redemption Date, as the case may be. After payment to the Issuer, Holders entitled to money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee or any Paying Agent with respect to such money shall thereupon cease.

SECTION 8.06. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any U.S. Legal Tender and/or Government Securities in accordance with this Article Eight, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer and each of the Guarantors, if any, under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight, until such time as the Trustee or such Paying Agent is permitted to apply all such U.S. Legal Tender and Government Securities in accordance with this Article Eight; provided, however, that if the Issuer or any Guarantor make any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer or Guarantors, if any, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and Government Securities held by the Trustee or the applicable Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

Notwithstanding Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, any Note or any Guarantee without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to conform the text of this Indenture (including any supplemental indenture or other instrument pursuant to which Notes are issued), the Guarantees or the Notes (including any Additional Notes) to any provision of the “Description of Senior Unsecured Notes” section of the Offering Circular or, with respect to any Additional Notes and any supplemental indenture or other instrument pursuant to which such Additional Notes are issued, to the “Description of Notes” section of the offering circular relating to the issuance of such Additional Notes solely to the extent that such “Description of Notes” provides for terms of such Additional Notes that differ from the terms of the Initial Notes, as contemplated by Section 2.01;

(7) to add a Guarantee of the Notes, including, without limitation, by any parent company of the Issuer;

(8) to provide for the issuance of Initial Notes or Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date, or to provide for the issuance of Exchange Notes;

(9) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance, administration and book-entry transfer of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer the Notes;

(10) to evidence and provide for the acceptance of appointment of a successor trustee so long as the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(11) to secure the Notes;

(12) [Reserved]; or

(13) to confirm and evidence the release, termination or discharge of any Guarantee with respect to the Notes when such release, termination or discharge is provided for under the Indenture;

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

(a) Except as provided for in Section 9.01 and 9.02(b), this Indenture, the Notes or any Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of this Indenture, the Notes or any Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, that (x) if any such amendment or waiver will only affect one series of Notes (or less than all series of Notes) then outstanding under the Indenture, then only the consent of the Holders of not less than a majority in principal amount of the Notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for Notes) shall be required and (y) if any such amendment or waiver by its terms will affect a series of Notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of Notes, then the consent of the Holders of not less than a majority in principal amount of the Notes of such series then Outstanding (including, in each case, consent obtained in connection with a tender offer or exchange offer for Notes) shall be required.

(b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, an amendment or waiver of this Indenture, including a waiver pursuant to Section 6.04, may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions of Sections 4.09 and 4.13);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) impair the right of any Holder to receive payment of principal of, or premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(6) modify the Guarantees of Significant Subsidiaries in any manner adverse to the Holders; or

(7) make any change in the preceding amendment and waiver provisions;

(c) [Reserved].

(d) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03. Reserved.

SECTION 9.04. Compliance with TIA.

From the date on which this Indenture is qualified under the TIA, if it is so qualified, every amendment, waiver or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.05. Revocation and Effect of Consents.

(a) Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent holder of a Note may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

(c) After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of Section 9.02(b)(1) through (7), in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.06. Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Issuer and in accordance with the specific direction of the Issuer) request the holder of the Note to deliver it to the Trustee. The Trustee shall (if required by the Issuer and in accordance with the specific direction of the Issuer) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07. Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuer.

ARTICLE TEN

GUARANTEES

SECTION 10.01. Unconditional Guarantee.

Subject to the provisions of this Article Ten, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior unsecured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer or any other Guarantors to the Holders or the Trustee hereunder or thereunder: (a) (x) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and (z) the due and punctual payment and performance of all other obligations of the Issuer and all other obligations of the other Guarantors (including under the Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07), all in accordance with the terms hereof and thereof (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Issuer.

Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and the Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantee.

SECTION 10.02. Reserved.

SECTION 10.03. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article Ten shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.04. Reserved.

SECTION 10.05. Release of a Guarantor.

The Guarantee of a Guarantor will be released in the event that:

(a) the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock or other transaction following which the applicable Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of the applicable Guarantor if such sale, disposition or other transfer is made in compliance with the applicable provisions of this Indenture;

(b) the Issuer designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.11 and the definition of “Unrestricted Subsidiary”;

(c) the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness under the Senior Term Loan Agreement and Senior Revolving Credit Agreement, or the guarantee that resulted in the obligation of such Restricted Subsidiary to guarantee the Notes;

(d) the exercise of the Legal Defeasance and Covenant Defeasance by the Issuer pursuant to Section 8.02 or the Issuer’s obligations under this Indenture being discharged in accordance with Section 8.01; or

(e) during any Suspension Period, upon the request of the Issuer.

The Trustee shall execute an appropriate instrument prepared by the Issuer evidencing the release of a Guarantor from its obligations under its Guarantee upon receipt of a request by the Issuer or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.05; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuer.

Except as set forth in Articles Four and Five and this Section 10.05, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any Guarantor from consolidating with or merging into or selling its assets to the Issuer or another Restricted Subsidiary without limitation, or with other Persons.

SECTION 10.06. Waiver of Subrogation.

Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor, if any, hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer’s obligations under the Notes and this Indenture or such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of any Holder against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other assets or by set off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this

Section 10.06 is knowingly made in contemplation of such benefits.

SECTION 10.07. Immediate Payment.

Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 10.08. No Setoff.

Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.09. Guarantee Obligations Absolute.

Subject to the provisions of Section 10.02, the obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 10.10. Guarantee Obligations Continuing.

The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 10.11. Guarantee Obligations Not Reduced.

The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 10.12. Guarantee Obligations Reinstated.

The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 10.13. Guarantee Obligations Not Affected.

The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(a) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Issuer or any other Person;

(b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuer or any other Person under this Indenture, the Notes or any other document or instrument;

(c) any failure of the Issuer or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes or any Guarantee, or to give notice thereof to a Guarantor;

(d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

(g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Guarantor;

(h) any merger or amalgamation of the Issuer or a Guarantor with any Person or Persons;

(i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Guarantee; and

(j) any other circumstance, including release of the Guarantor pursuant to Section 10.05 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

SECTION 10.14. Waiver.

Without in any way limiting the provisions of Section 10.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Issuer or any Guarantor of any kind whatsoever.

SECTION 10.15. No Obligation To Take Action Against the Issuer.

Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 10.16. Dealing with the Issuer and Others.

The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

(a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(b) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

(c) accept compromises or arrangements from the Issuer;

(d) apply all monies at any time received from the Issuer or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(e) otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 10.17. Default and Enforcement.

If any Guarantor fails to pay in accordance with Section 10.07, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 10.18. Amendment, Etc.

No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 10.19. Acknowledgment.

Each Guarantor, if any, hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

SECTION 10.20. Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 10.21. No Merger or Waiver; Cumulative Remedies.

No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 10.22. Survival of Guarantee Obligations.

Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 10.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Guarantor.

SECTION 10.23. Guarantee in Addition to Other Guarantee Obligations.

The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 10.24. Severability.

Any provision of this Article Ten which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Ten.

SECTION 10.25. Successors and Assigns.

Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01. TIA Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, if this Indenture is qualified under the TIA, such required or deemed provision shall control.

SECTION 11.02. Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer:

WMG Acquisition Corp.

c/o Warner Music Group Corp.

75 Rockefeller Plaza,

New York, NY 10019

Attention: General Counsel

Telephone: (212) 275-2030

Facsimile: (212) 258-3092

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: David A. Brittenham

Telephone: (212) 909-6347

Facsimile: (212) 521-7347

if to the Trustee:

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue MAC N9311-110

Minneapolis, MN 55479

Attention: Corporate Trust Services

Telephone: (612) 667-8485

Facsimile: (612) 667-9825

with a copy to:

Wells Fargo Bank, National Association

150 East 42nd St., 40th Floor

New York, NY 10017

Attention: Corporate Trust Services

Telephone: (917) 260-1534

Facsimile: (917) 260-1593

Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back; when receipt is acknowledged, if telecopied; five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the applicable Registrar and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communications by Holders with Other Holders.

If this Indenture is qualified under the TIA, Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Guarantees. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c) if this Indenture is qualified under the TIA.

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(1) an Officer’s Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.06, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

The Trustee, any Paying Agent or any Registrar may make reasonable rules for its functions.

SECTION 11.07. Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 11.08. Governing Law.

This Indenture, the Notes and the Guarantees, if any, will be governed by and construed in accordance with the laws of the State of New York.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. No Recourse Against Others.

No director, officer, employee, incorporator or stockholder of the Issuer or any direct or indirect parent corporation or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.11. Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12. Duplicate Originals.

All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13. Severability.

In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 11.15. USA Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

WMG HOLDINGS CORP.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel and Secretary

ROADRUNNER RECORDS INC.
T.Y.S., INC.
THE ALL BLACKS U.S.A., INC.
A. P. SCHMIDT CO.
ATLANTIC RECORDING CORPORATION
ATLANTIC/MR VENTURES INC.
ARMS UP INC.
BIG BEAT RECORDS INC.
CAFE AMERICANA INC.
CHAPPELL MUSIC COMPANY, INC.
COTA MUSIC, INC.
COTILLION MUSIC, INC.
CRK MUSIC INC.
E/A MUSIC, INC.
ELEKSYLUM MUSIC, INC.
ELEKTRA/CHAMELEON VENTURES INC.
ELEKTRA ENTERTAINMENT GROUP INC.
ELEKTRA GROUP VENTURES INC.
FHK, INC.
FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.
FOSTER FREES MUSIC, INC.
INSOUND ACQUISITION INC.
INTERSONG U.S.A., INC.
JADAR MUSIC CORP.
LEM AMERICA, INC.
LONDON-SIRE RECORDS INC.
MAVERICK PARTNER INC.
MCGUFFIN MUSIC INC.
MIXED BAG MUSIC, INC.

(cont’d):

MM INVESTMENT INC.
NONESUCH RECORDS INC.
NON-STOP MUSIC HOLDINGS, INC.
OCTA MUSIC, INC.
PEPAMAR MUSIC CORP.
REP SALES, INC.
REVELATION MUSIC PUBLISHING CORPORATION
RHINO ENTERTAINMENT COMPANY
RICK’S MUSIC INC.
RIGHTSONG MUSIC INC.
RYKO CORPORATION
RYKODISC, INC.
RYKOMUSIC, INC.
SEA CHIME MUSIC, INC.
SR/MDM VENTURE INC.
SUPER HYPE PUBLISHING, INC.
TOMMY BOY MUSIC, INC.
TOMMY VALANDO PUBLISHING GROUP, INC.
UNICHAPPELL MUSIC INC.
W.B.M. MUSIC CORP.
WALDEN MUSIC INC.
WARNER ALLIANCE MUSIC INC.
WARNER BRETHREN INC.
WARNER BROS. MUSIC INTERNATIONAL INC.
WARNER BROS. RECORDS INC.
WARNER CUSTOM MUSIC CORP.
WARNER DOMAIN MUSIC INC.
WARNER MUSIC DISCOVERY INC.
WARNER MUSIC LATINA INC.
WARNER MUSIC SP INC.
WARNER SOJOURNER MUSIC INC.
WARNER SPECIAL PRODUCTS INC.
WARNER STRATEGIC MARKETING INC.
WARNER/CHAPPELL MUSIC (SERVICES), INC.
WARNER/CHAPPELL MUSIC, INC.
WARNER/CHAPPELL PRODUCTION MUSIC, INC.
WARNER-ELEKTRA-ATLANTIC CORPORATION
WARNERSONGS, INC.
WARNER-TAMERLANE PUBLISHING CORP.
WARPRISE MUSIC INC.

(cont’d):

WB GOLD MUSIC CORP.
WB MUSIC CORP.
WBM/HOUSE OF GOLD MUSIC, INC.
WBR/QRI VENTURE, INC.
WBR/RUFFNATION VENTURES, INC.
WBR/SIRE VENTURES INC.
WEA EUROPE INC.
WEA INC.
WEA INTERNATIONAL INC.
WIDE MUSIC, INC.
ASYLUM RECORDS LLC
ATLANTIC MOBILE LLC
ATLANTIC PRODUCTIONS LLC
ATLANTIC SCREAM LLC
ATLANTIC/143 L.L.C.
BB INVESTMENTS LLC
BULLDOG ISLAND EVENTS LLC
BUTE SOUND LLC
CORDLESS RECORDINGS LLC
EAST WEST RECORDS LLC
FOZ MAN MUSIC LLC
FUELED BY RAMEN LLC
LAVA RECORDS LLC
RHINO NAME & LIKENESS HOLDINGS, LLC
RHINO/FSE HOLDINGS, LLC
T-BOY MUSIC, LLC
T-GIRL MUSIC, LLC
THE BIZ LLC
UPPED.COM LLC
WARNER MUSIC DISTRIBUTION LLC
J. RUBY PRODUCTIONS, INC.
SIX-FIFTEEN MUSIC PRODUCTIONS, INC.
SUMMY-BIRCHARD, INC.

(cont’d):

ARTIST ARENA LLC
ATLANTIC PIX LLC
FERRET MUSIC HOLDINGS LLC
FERRET MUSIC LLC
FERRET MUSIC MANAGEMENT LLC
FERRET MUSIC TOURING LLC
P & C PUBLISHING LLC
WARNER MUSIC NASHVILLE LLC

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary of each of the above named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

Guarantors (cont’d):

WARNER MUSIC INC.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

615 MUSIC LIBRARY, LLC

By:	Six-Fifteen Music Productions, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By:	Artist Arena LLC, its Sole Member
By:	Warner Music Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

ALTERNATIVE DISTRIBUTION ALLIANCE

By:	Warner Music Distribution LLC, its Managing Partner
By:	Rep Sales, Inc., its Sole Member and Manager

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

Guarantors (cont’d):

MAVERICK RECORDING COMPANY

By:	SR/MDM Venture Inc., its Managing Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC

By:	Non-Stop Music Publishing, LLC, their Sole Member
By:	Non-Stop Music Holdings, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

NON-STOP MUSIC LIBRARY, L.C.
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC

By:	Non-Stop Music Holdings, Inc., their Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

EXHIBIT A

[FORM OF INITIAL NOTE]

WMG ACQUISITION CORP.

[    ]% Senior Notes due [        ]

CUSIP No.

ISIN No.

No.	$[ ]

WMG ACQUISITION CORP., a Delaware corporation (the “Company,” which term includes any successor corporation), for value received promises to pay to [    ] or its registered assigns, the principal sum of [            ] dollars ($[        ]) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 2.16 and 2.17 of the within-mentioned Indenture)]1 on [        ], [        ].

Interest Payment Dates: [        ] and [        ], commencing [        ]. Record Dates: [        ] and [        ].

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[1]	Include only if the Note is issued in global form.

2

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

Dated:	WMG ACQUISITION CORP.

By:
Name:
Title:

3

CERTIFICATE OF AUTHENTICATION

This is one of the [    ]% Senior Notes due [        ] described in the within-mentioned Indenture.

Dated:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

4

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture] [Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

(Reverse of Note)

WMG Acquisition Corp.

[    ]% Senior Notes due [        ]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. WMG Acquisition Corp., a Delaware corporation (the “Company,” which term includes any successor corporation), promises to pay interest on the principal amount of this Note at [    ]% per annum from [        ] until maturity. The Company will pay interest semi-annually on [        ] and [        ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [        ]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

SECTION 2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the [        ] or [        ] next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000. The Company shall pay principal, premium, if any and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest [and special interest], if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders or otherwise; provided that all payments of principal, premium and interest with respect to Notes the Holders of which have

5

given wire transfer instructions to the Company prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company’s office or agency in New York will be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any Affiliate may act in any such capacity.

SECTION 4. Indenture[; Registration Rights Agreement]. The Company issued this [    ]% Senior Note due [        ] of the Company (hereinafter called the “Notes”) under an Indenture dated as of April 9, 2014 (the “Base Indenture”) among the Company, the Guarantors, if any, from time to time parties thereto and the Trustee as supplemented by a First Supplemental Indenture, dated as of April 9, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and, subject to Section 1.03 of the Indenture and the Indenture being qualified under the TIA, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). The Notes are subject to all such terms (except as aforementioned), and Holders are referred to the Indenture and the TIA, if applicable, for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Additional Notes may be issued from time to time in one or more series under the Indenture and (except as provided in Section 9.02 of the Indenture) will vote (or consent) as a single class with the Notes and otherwise be treated as Notes for purposes of the Indenture. [            ].2

SECTION 5. Optional Redemption. The Notes will be redeemable, at the Company’s option, in whole or in part, as provided in the Indenture.

SECTION 6. [Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.]3

SECTION 7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

[2]	For an Initial Additional Note, add a registration rights provision if any, as may be agreed by the Company with respect to additional interest on such Initial Additional Note.
[3]	Include unless otherwise provided in the Notes Supplemental Indenture establishing the applicable series of Notes.

6

SECTION 8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

SECTION 9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes (as defined in the Indenture) then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes (as defined in the Indenture) then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any change that does not materially adversely affect the rights of any Holder.

SECTION 11. Defaults and Remedies. If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes (as defined in the Indenture) generally may declare all the Notes to be due and payable immediately by notice in writing. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes (as defined in the Indenture) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes (as defined in the Indenture) then outstanding by notice in writing to the Trustee may on behalf of the Holders of all of the Notes waive any Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, the Notes or in respect of certain covenants set forth in the Indenture.

SECTION 12. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

7

SECTION 13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any direct or indirect parent company or any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees[, the Registration Rights Agreement] or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 14. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 17. Guarantees. The Notes will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 18. CUSIP Numbers and ISINs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Notes and the Trustee may include CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 19. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

8

ASSIGNMENT FORM

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

Section 4.09 [    ]        Section 4.13 [    ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount: $

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

10

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

[Check One]

[    ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

or

[    ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the holder of the Note hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                      Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

11

EXHIBIT B

[FORM OF LEGEND FOR RESTRICTED NOTES]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT WITHIN [ONE YEAR FOR NOTES ISSUED PURSUANT TO RULE 144A] [40 DAYS – FOR NOTES ISSUED IN OFFSHORE TRANSACTIONS PURSUANT TO REGULATION S] AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES OWNED THIS NOTE (OR ANY PREDECESSOR NOTE) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO WARNER MUSIC GROUP CORP. OR ANY SUBSIDIARY OF WARNER MUSIC GROUP CORP.,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE),

12

(F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(3) REPRESENTS THAT EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, A PLAN (WHICH TERM INCLUDES (I) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR TO PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”) AND (III) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS) AND IT IS NOT PURCHASING THE NOTES ON BEHALF OF, OR WITH “PLAN ASSETS” OF, ANY PLAN; OR (B) ITS PURCHASE AND HOLDING OF SUCH SECURITIES SHALL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY PROVISION OF SIMILAR LAW.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (2)(F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[FOR TEMPORARY NOTES ISSUED IN OFFSHORE TRANSACTIONS PURSUANT TO REGULATION S – BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

EXCEPT AS SPECIFIED IN THE INDENTURE, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2)

13

OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY NOT BE SOLD, PLEDGED OR TRANSFERRED TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.]

14

EXHIBIT C

[FORM OF EXCHANGE NOTE]

WMG ACQUISITION CORP.

[    ]% Senior Notes due [        ]

CUSIP No.

ISIN No.

No.	$[ ]

WMG ACQUISITION CORP., a Delaware corporation (the “Company,” which term includes any successor corporation), for value received promises to pay to [    ] or its registered assigns, the principal sum of [            ] dollars ($[        ]) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 2.16 and 2.17 of the within-mentioned Indenture)]4 on [        ], [        ].

Interest Payment Dates: [        ] and [        ], commencing [        ]. Record Dates: [        ] and [        ].

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[4]	Include only if the Note is issued in global form.

15

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

Dated:	WMG ACQUISITION CORP.

By:
Name:
Title:

16

CERTIFICATE OF AUTHENTICATION

This is one of the [    ]% Senior Notes due [        ] described in the within-mentioned Indenture.

Dated:	WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

17

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture] [Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

(Reverse of Note)

WMG Acquisition Corp.

[    ]% Senior Notes due [        ]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. WMG Acquisition Corp., a Delaware corporation (the “Company,” which term includes any successor corporation), promises to pay interest on the principal amount of this Note at [    ]% per annum from [        ] until maturity, except that interest accrued on this Note for periods prior to the date on which the Initial Note was surrendered in exchange for this Note will accrue at the rate or rates borne by such Initial Note from time to time during such periods. The Company will pay interest semi-annually on [        ] and [        ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). [Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [        ]]5. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

SECTION 2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the [        ] or [        ] next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000. The Company shall pay principal, premium, if any and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S.

[5]	Include only for Exchange Notes issued in exchange for Exchange Notes.

18

Legal Tender”). Principal, premium, if any, and interest [and special interest], if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders or otherwise; provided that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Company prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company’s office or agency in New York will be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any Affiliate may act in any such capacity.

SECTION 4. Indenture. The Company issued this [    ]% Senior Note due [        ] of the Company (hereinafter called the “Notes”) under an Indenture dated as of April 9, 2014 (the “Base Indenture”) among the Company, the Guarantors, if any, from time to time parties thereto and the Trustee, as supplemented by a First Supplemental Indenture, dated as of April 9, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and, subject to Section 1.03 of the Indenture and the Indenture being qualified under the TIA, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). The Notes are subject to all such terms (except as aforementioned), and Holders are referred to the Indenture and the TIA, if applicable, for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Additional Notes may be issued from time to time in one or more series under the Indenture and (except as provided in Section 9.02 of the Indenture) will vote (or consent) as a single class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

SECTION 5. Optional Redemption. The Notes will be redeemable, at the Company’s option, in whole or in part, as provided in the Indenture.

SECTION 6. [Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.]6

SECTION 7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

[6]	Include unless otherwise provided in the Notes Supplemental Indenture establishing the applicable series of Notes.

19

SECTION 8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

SECTION 9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes (as defined in the Indenture) then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes (as defined in the Indenture) then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any change that does not materially adversely affect the rights of any Holder.

SECTION 11. Defaults and Remedies. If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes (as defined in the Indenture) generally may declare all the Notes to be due and payable immediately by notice in writing. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes (as defined in the Indenture) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes (as defined in the Indenture) then outstanding by notice in writing to the Trustee may on behalf of the Holders of all of the Notes waive any Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, the Notes or in respect of certain covenants set forth in the Indenture.

SECTION 12. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on

20

dividends and other payments by Restricted Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

SECTION 13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any direct or indirect parent company or any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 14. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 17. Guarantees. The Notes will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 18. CUSIP Numbers and ISINs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Notes and the Trustee may include CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 19. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

21

ASSIGNMENT FORM

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

22

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

Section 4.09 [    ]        Section 4.13 [    ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount: $

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

23

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

[Check One]

[    ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

or

[    ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the holder of the Note hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                      Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

24

EXHIBIT D

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

25

EXHIBIT E

Form of Certificate To Be

Delivered in Connection with

Transfers to Non-QIB Accredited Investors

[            ], [        ]

[            ]7

Ladies and Gentlemen:

In connection with our proposed purchase of [    ]% Senior Notes due 20[    ] of WMG ACQUISITION CORP., a Delaware corporation (the “Issuer”), we confirm that:

1. We have received a copy of the Offering Circular (the “Offering Circular”), dated [        ], [    ], relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled “Notice to Investors” of such Offering Circular, including the restrictions on duplication and circulation of the Offering Circular.

2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the “Indenture”) as described in the Offering Circular and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”), and all applicable State securities laws.

3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to Warner Music Group Corp. or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (vi) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel if the Issuer so requests) or (vii) pursuant to an effective

[7]	Insert applicable Registrar’s notice address.

26

registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled “Notice to Investors” of the Offering Circular.

5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

6. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, the Issuer, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [Name of Transferee]

By:
Name:
Title:

27

EXHIBIT F

Form of Certificate To Be Delivered

in Connection with Transfers

Pursuant to Regulation S

[            ]8

Re:	WMG Acquisition Corp. (the “Issuer”) [ ]% Senior Notes due [ ] (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[        ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

In addition, if the sale is made during a Restricted Period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[8]	Insert applicable Registrar’s notice address.

28

Very truly yours, [Name of Transferor]

By:
Authorized Signature

29

EXHIBIT G

FORM OF OID LEGEND

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT [            ], THE CHIEF FINANCIAL OFFICER OF THE ISSUER, AT 75 ROCKEFELLER PLAZA, NEW YORK, NY 10019 OR BY PHONE AT (212) 275-2000, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

30

EXHIBIT H

FORM OF SUPPLEMENTAL INDENTURE ESTABLISHING A SERIES OF

NOTES

WMG ACQUISITION CORP.

as Issuer

and

the Subsidiary Guarantors from time to time party to the Indenture

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

[            ] SUPPLEMENTAL INDENTURE

DATED AS OF [        ], 20[    ]

to the

INDENTURE

DATED AS OF APRIL 9, 2014

Providing for the Issuance of

[    ]% Senior Notes Due [        ]

31

[            ]9 SUPPLEMENTAL INDENTURE, dated as of [            ], 20[    ] (this “Supplemental Indenture”), among WMG Acquisition Corp. (together with its successors and assigns, the “Company”), as issuer, the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as Trustee.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are party to the Indenture, dated as of April 9, 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “Indenture”), which provides for the issuance from time to time of Notes by the Company;

WHEREAS, Section 9.01(8) of the Indenture provides that the Company may [provide for the issuance of [Initial Notes] [Additional Notes] in accordance with the limitations set forth in this Indenture as of the Issue Date] [provide for the issuance of Exchange Notes];

WHEREAS, in connection with the issuance of the [        ] Notes (as defined herein), the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the forms and terms of the [        ] Notes as hereinafter described; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Title of Notes. There shall be a series of Notes of the Company designated the “[    ]%10 Senior Notes due 20[    ]”11 (the “[        ]12 Notes”).

[9]	Insert supplement number.
[10]	Insert interest rate.
[11]	Insert year during which the maturity date falls.
[12]	Insert title of notes.

3. Maturity Date. The Maturity Date of the [        ] Notes shall be [        ], 20[     ].13

4. Interest and Interest Rates. Interest on the outstanding principal amount of [            ] Notes will accrue at the rate of [        ]%14 per annum and will be payable semi-annually in arrears on [        ] and [        ]15 in each year, commencing on [        ], 20[    ],16 to holders of record on the immediately preceding [        ] and [        ],17 respectively (each such [        ] and [        ], a “Record Date”). Interest on the [        ] Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from [        ], 20[    ], except that interest on any Additional [        ] Notes (as defined below) issued on or after the first Interest Payment Date (and Exchange Notes issued in exchange therefor) will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional [        ] Notes, from the Interest Payment Date immediately preceding the date of issuance of such Additional [        ] Notes (or if the date of issuance of such Additional [        ] Notes is an Interest Payment Date, from such date of issuance); provided that if any [            ] Note and any Exchange Notes issued in exchange therefor are surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on such Note received in exchange thereof will accrue from such Interest Payment Date.

5. [No] Limitation on Aggregate Principal Amount. The aggregate principal amount of [        ] Notes that may be authenticated and delivered and outstanding under the Indenture is [not limited] [limited to $[        ]].18 [The aggregate principal amount of the [        ] Notes shall initially be $[        ] million.]19 [The aggregate principal amount of the [        ] Notes issued pursuant to this Supplemental Indenture shall be $[        ] million.]20 The Company may from

[13]	Insert Maturity Date.
[14]	Insert interest rate.
[15]	Insert Interest Payment Dates.
[16]	Insert first Interest Payment Date.
[17]	Insert Record Dates.
[18]	Insert whether the applicable series of Notes will be limited or not.
[19]	Insert for the initial notes of any applicable series.
[20]	Insert for the Additional Notes of any applicable series.

20}

time to time, without the consent of the Holders, create and issue Additional Notes having the same terms and conditions as the [        ] Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the [        ] Notes (any such Additional Notes, “Additional [        ] Notes”), unless otherwise specified for Additional Notes in an applicable Notes Supplemental Indenture, or otherwise designated by the Company, as contemplated by Section 2.01 of the Indenture.

6. Redemption. (a) The [        ] Notes may be redeemed, in whole or in part, at any time prior to [        ], 20[        ], at the option of the Company, at a redemption price equal to 100% of the principal amount of the [        ] Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest [and special interest], if any, to, the applicable Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any [        ] Note on any applicable Redemption Date, the greater of:

(1)	1.0% of the then outstanding principal amount of such [ ] Note; and

(2)	the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of the [        ] Note at [        ], 20[    ]21 (such redemption price being set forth in the table appearing in Section 6(b)) plus (ii) all required remaining scheduled interest payments due on the [        ] Note through [        ], 20[    ]22 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus [75.0] basis points; over

(b) the then outstanding principal amount of the [        ] Note.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most

[21]	Insert date upon which the Notes are callable.
[22]	Insert date upon which the Notes are callable.

30}

nearly equal to the period from such redemption date to [        ], 20[    ]23; provided, however, that if the period from such redemption date to [        ], 20[    ]24 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

(b) On or after [        ], 20[    ]25, the Company may redeem all or a part of the [        ] Notes, at its option, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest [and special interest], if any, on the [        ] Notes to be redeemed to the applicable Redemption Date, if redeemed during the twelve-month period beginning on [        ]26 of the years indicated below:

Year[27]	Percentage[28]
20[ ]	[ ]%
20[ ]	[ ]%
20[ ]	[ ]%
20[ ] and thereafter	100.000%

(c) At any time prior to [        ], 20[    ]29, the Company may on any one or more occasions redeem up to [    ]30% of the aggregate principal amount of [        ] Notes (including the aggregate principal amount of any Additional [        ] Notes) issued under the Indenture, at its option, at a redemption price equal to [    ]31% of the principal amount of the [        ] Notes redeemed, plus accrued and unpaid interest [and special interest] thereon, if any, to the date of redemption (subject to the rights of Holders on the relevant Record Date to receive interest on

[23]	Insert date upon which the Notes are callable.
[24]	Insert date upon which the Notes are callable.
[25]	Insert date upon which the Notes are callable.
[26]	Insert date upon which the Notes are callable.
[27]	Insert years, adding or deleting lines if applicable.
[28]	Insert prices.
[29]	Insert date until which equity clawback is applicable.
[30]	Insert maximum percentage for equity clawback.
[31]	Insert premium for equity clawback.

40}

the relevant interest payment date), with funds in an aggregate amount not exceeding the net cash proceeds of one or more Equity Offerings by the Company or any contribution to the Company’s common equity capital made with the net cash proceeds of one or more Equity Offerings by the Company’s direct or indirect parent; provided that:

(i) at least [    ]% of the aggregate principal amount of [        ] Notes originally issued under this Indenture (including the aggregate principal amount of any Additional [        ] Notes) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within [    ] days of the date of, and may be conditioned upon, the closing of such Equity Offering.

(d) The Company may acquire [        ] Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

(e) Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering or other corporate transactions or events. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. Notice of any redemption in respect of an Equity Offering may be given prior to the completion thereof.

[(f) [            ]]32

[(g) [            ]]33

7. [            ]34

[32]	Include appropriate provisions in accordance with Section 2.01(v)(ii) of the Indenture, if any.
[33]	Include appropriate provisions in accordance with Section 2.01(vi) of the Indenture, if any.
[34]	Include appropriate provisions in accordance with Section 2.01(vii) and/or Section 2.01(viii) of the Indenture, if any.

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8. Form. The [        ] Notes shall be issued substantially in the form set forth, or referenced, in Article Two of the Indenture, and Exhibit A or Exhibit C attached to the Indenture, in each case as provided for in Section 2.02 of the Indenture (as such form may be modified in accordance with Section 2.01 of the Indenture).

9. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

10. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

11. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

12. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WMG ACQUISITION CORP.

By:
Name:
Title:

[SUBSIDIARY GUARANTORS: [ ]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

70}

EXHIBIT I

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [        ], among (the “Guaranteeing Subsidiary”), a subsidiary of WMG Acquisition Corp. (or its permitted successor), a Delaware corporation (the “Company”), the Company and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of April 9, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of Notes in series;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article Ten thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any direct or indirect parent company or Subsidiary of the Company, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees[, the Registration Rights Agreement] or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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4. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written. Dated: ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WMG ACQUISITION CORP.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

100}